                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                GTE Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                GTE Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                                    [GTE LOGO]
                                                    GTE CORPORATION
                                                    One Stamford Forum
                                                    Stamford, Connecticut 06904
                                                    Telephone: 203-965-2000

CHARLES R. LEE
Chairman and Chief Executive Officer                     March 3, 1997

To Our Shareholders:

  On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of Shareholders of GTE Corporation. The Annual Meeting will start at 2:00 P.M. and end no later than 4:00 P.M., Local Time, on Wednesday, April 16, 1997, in the Ballroom of the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida. The formal Notice of Annual Meeting appears on the next page and directions to the Annual Meeting are printed on the back cover.

  The attached Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. Shareholders who are present at the Annual Meeting will also have the opportunity to ask questions of broad interest to GTE's shareholders. You will need a ticket if you plan to attend the Annual Meeting. More specific information about obtaining your ticket can be found in the Notice of Annual Meeting and on page 42.

  It is important that your views be represented whether or not you are able to be present at the Annual Meeting. Please sign and date the enclosed proxy card and promptly return it in the postage prepaid envelope. The Board of Directors recommends that shareholders vote FOR Items 1 through 4, and AGAINST Items 5 through 8, as listed on the proxy card.

  We are gratified by our shareholders' continued interest in GTE and pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to return your proxy card as soon as possible.

                                          Sincerely,

                                          /s/ Charles R. Lee

[GTE LOGO]
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 16, 1997

                                                          Stamford, Connecticut
                                                                  March 3, 1997

  The Annual Meeting of Shareholders of GTE Corporation will be held in the Ballroom of the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida, on Wednesday, April 16, 1997, at 2:00 P.M., Local Time, for the following purposes:

    1. To elect four Class II directors to the Board of Directors;

    2. To ratify the appointment of auditors;

    3. To consider and act upon a proposal to adopt the GTE Corporation 1997 Executive Incentive Plan;

    4. To consider and act upon a proposal to adopt the GTE Corporation 1997 Long-Term Incentive Plan;

    5. To consider and act upon the following four shareholder proposals described in the accompanying Proxy Statement:

      (a)  eliminate the staggered election of directors,

      (b)  establish a policy of reporting on GTE's foreign military sales,

      (c) redeem the Rights issued under GTE's Rights Plan or submit the Rights Plan to a shareholder vote, and

      (d) establish criteria to limit executive officers' compensation so that it does not exceed 75 times the wages of the average hourly employee and to more closely link executive wages and compensation to company profits; and

    6. To act upon any other matters properly coming before the Annual Meeting and any adjournment thereof.

  Only shareholders of record at the close of business on February 25, 1997 will be entitled to vote at the Annual Meeting.

  You will need a ticket if you plan to attend the Annual Meeting. If your shares are registered in your name and not in the name of a bank, broker or other third party, an admission ticket is attached to your proxy card. Please detach and save the ticket. You will need to present it in order to be admitted to the Annual Meeting. Also, to help us in finalizing arrangements, please check the box on the proxy card if you intend to be present at the Annual Meeting.

  However, if your shares are not registered in your own name, please advise the shareholder of record (your bank, broker or other institution holding your shares) that you wish to attend. That firm must provide you with documentation showing that you owned your GTE shares as of the record date, February 25, 1997. You must bring that documentation to the Annual Meeting in order to gain admittance.

                                          By order of the Board of Directors,

                                          Marianne Drost
                                             Secretary

  PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                                  [GTE LOGO]

                ONE STAMFORD FORUM, STAMFORD, CONNECTICUT 06904

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                April 16, 1997

  This Proxy Statement is furnished to shareholders of GTE Corporation ("GTE" or the "Corporation") in connection with GTE's Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will start at 2:00 P.M. and end no later than 4:00 P.M., Local Time, on Wednesday, April 16, 1997, at the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida, and at any adjournment thereof. The board of directors of GTE (the "Board of Directors" or the "Board") is soliciting proxies to be voted at the Annual Meeting.

  This Proxy Statement and Notice of Annual Meeting, the proxy card and GTE's Annual Report to shareholders were mailed to shareholders beginning March 3, 1997.

RECORD DATE

  Only shareholders of record at the close of business on February 25, 1997 are entitled to vote in person or by proxy at the Annual Meeting.

PROXY PROCEDURE

  The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

  If the registered owner of shares does not return a signed proxy card or does not attend the Annual Meeting and vote in person, his or her shares will not be voted.

  If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by that proxy card will be voted as recommended by the Board of Directors. Otherwise, the shares will be voted as indicated on the card. The proxy card also gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting. A shareholder may revoke his or her proxy at any time before it is voted by: (i) giving notice in writing to the Secretary of GTE (the "Secretary"); (ii) granting a subsequent proxy; or
(iii) appearing in person and voting at the Annual Meeting.

  If a shareholder participates in the GTE Shareholder Systematic Investment Plan (the "SSIP"), his or her proxy card represents both the number of shares registered in that shareholder's name and the number of full shares credited to his or her SSIP account. All such shares will be voted in accordance with the instructions on the shareholder's proxy card.

  Participants in the GTE Savings Plan, the GTE Hourly Savings Plan, the AGCS Savings Plan and the AGCS Hourly Savings Plan (collectively, the "Savings Plans") who are also holders of additional shares of the Corporation's common stock (the "GTE Common Stock") will receive one proxy card representing all holdings registered in a similar manner. Accordingly, the executed proxy card also will provide instructions to the trustee of the Savings Plans for the voting of shares held in those plans. If their accounts are not registered in a similar manner, shareholders will receive a separate proxy card

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for their individual and plan holdings. Unvoted shares of the Savings Plans are voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.

COST OF SOLICITATION

  GTE is responsible for the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees of GTE in person or by telephone, or by other means. In addition, GTE has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of proxies, and it is estimated their fee will not exceed $30,000. GTE also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. (the "NYSE") concerning the sending of proxies and proxy material to the beneficial owners of stock.

VOTING

 Shares Outstanding

  As of January 31, 1997, the outstanding voting stock of GTE consisted of 962,083,159 shares of GTE Common Stock. Each share of GTE Common Stock is entitled to one vote.

  It is GTE's policy that all proxies, ballots and tabulations that identify the vote of individual shareholders are kept confidential. These items are not seen by nor reported to the Corporation, except where shareholders write comments on their proxy cards, as necessary to meet legal requirements or in a contested proxy solicitation.

 Vote Required

  The nominees for directors who receive a plurality of the votes cast by the holders of the outstanding GTE Common Stock entitled to vote at the Annual Meeting will be elected. An affirmative majority of the votes cast is required to ratify the appointment of auditors and to approve the GTE Corporation 1997 Executive Incentive Plan (the "1997 EIP") and each of the shareholder proposals. An affirmative majority of all outstanding shares entitled to vote is required to approve the GTE Corporation 1997 Long-Term Incentive Plan (the "1997 LTIP"). Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director or any proposal. Abstentions are counted toward determining whether a quorum has been obtained. However, shares represented by broker non-votes are not considered present at the meeting and, accordingly, are not counted towards quorum.

PROXY STATEMENT PROPOSALS

  At the Annual Meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. The shareholders also vote to ratify or reject the auditors selected by the Audit Committee and approved by the Board of Directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the Annual Meeting.

  Shareholders of GTE also may submit proposals for inclusion in the proxy material. These proposals must meet the shareholder eligibility and other requirements of the SEC. In order to be included in GTE's 1998 proxy material, a shareholder's proposal must be received no later than November 3, 1997 at GTE's Corporate Headquarters, One Stamford Forum, Stamford, Connecticut 06904,
Attention: Secretary.

  In addition, GTE's By-Laws (the "By-Laws") provide that in order for business to be brought before the Annual Meeting, a shareholder must deliver written notice to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting. The notice must state the shareholder's

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name, address and number of shares of GTE Common Stock held, and briefly describe the business to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest of the shareholder in the proposal.

  The By-Laws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary. The notice must be delivered not less than 30 nor more than 60 days before the date of a meeting of shareholders. The notice must set forth the following: the name and address of and number of shares of GTE Common Stock owned by the shareholder (and that of any other shareholders known to be supporting said nominee) and the nominee for election as a director; the age of the nominee; the nominee's business address and experience during the past five years; any other directorships held by the nominee; the nominee's involvement in certain legal proceedings during the past five years; and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the nominee's consent to serve as a director of GTE if elected.

BOARD OF DIRECTORS

  The Board of Directors manages the business of GTE. It establishes the overall policies and standards for GTE and reviews the performance of management. The directors are kept informed of GTE's operations at meetings of the Board and committees of the Board (the "Board Committees") and through reports and analyses and discussions with management.

  The Board of Directors meets on a regularly scheduled basis and, during 1996, met on nine occasions. In addition, significant communications between the directors and the Corporation occur apart from regularly scheduled meetings of the Board and the Board Committees. Accordingly, management does not regard attendance at meetings to be the primary criterion in evaluating the contributions a director makes to GTE. For the Board of Directors as a whole, average attendance at meetings of the Board and the Board Committees (the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all Board Committees on which each director served) during 1996 was 96.5%. During 1996, none of the incumbent directors attended less than 75% of the aggregate of the total number of Board meetings and the total number of meetings of all Board Committees on which he or she served.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has established six standing Board Committees and has assigned certain responsibilities to each of those Board Committees.

 Audit Committee

  The Audit Committee had four meetings in 1996. The Audit Committee recommends the appointment of independent public accountants for GTE, reviews the scope of audits proposed by the independent public accountants, reviews internal audit reports on various aspects of corporate operations and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures.

 Executive Compensation and Organizational Structure Committee

  The Executive Compensation and Organizational Structure Committee (the "Committee") had eight meetings during 1996. The functions of the Committee include the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to executive incentive compensation plans, the administration of GTE's executive incentive compensation plans, the review of and recommendations concerning directors' compensation, and

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

consultation on senior executive continuity and matters of organizational structure. Assuming the shareholders approve the 1997 EIP and the 1997 LTIP as described in Items 3 and 4, respectively, the functions of the Committee will also include the administration of those plans.

 Nominating Committee

  The Nominating Committee had three meetings during 1996. The functions of this Board Committee include the consideration of the size and composition of the Board, review and recommendation of individuals for election as directors or officers of GTE, review of criteria for selecting directors, evaluation of directors, as appropriate, and consideration of policies and practices with respect to the functioning of the Board. In carrying out its responsibilities for recommending candidates to fill vacancies on the Board and in recommending a slate of directors for election by the shareholders at the Annual Meeting, this Board Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary at GTE's Corporate Headquarters. Individuals suggested as candidates should have high level management experience in a large, relatively complex organization or have experience dealing with complex problems. A candidate also must indicate a willingness to attend scheduled meetings of the Board and the Board Committees.

 Pension Trust Coordinating Committee

  The Pension Trust Coordinating Committee is responsible for reviewing the performance of the portfolios of and investment advisors to GTE's pension plans, approving overall investment policy relating to the assets of the pension plans and monitoring the actuarial soundness of those plans. This Board Committee had two meetings during 1996.

 Public Policy Committee

  The Public Policy Committee, which had two meetings during 1996, reviews the policies and practices of GTE as to corporate contributions, employee safety and health and other matters and assumes such other duties as the Board may from time to time delegate.

 Strategic Issues, Planning and Technology Committee

  The Strategic Issues, Planning and Technology Committee is responsible for reviewing the long-term strategic objectives and goals of the Corporation and the external and internal issues related to those goals and to technology. This Board Committee had three meetings during 1996.

DIRECTORS' COMPENSATION

 Retainer and Meeting Fees

  During 1996, each non-employee director received an annual retainer of $30,000 plus 200 shares of GTE Common Stock awarded annually pursuant to the GTE Corporation 1991 Long-Term Incentive Plan ("1991 LTIP"). Each non-employee director also received an annual retainer of $1,500 for each Board Committee on which the director served. A non-employee director who chaired a Board Committee received an annual retainer of $2,500. In addition, each non-employee director received $1,200 for each Board or Board Committee meeting he or she attended during the calendar year. Non-employee directors are those directors who are not employees of GTE or its related companies. Directors who are also employees of GTE are not paid any fees or other remuneration, as such, for service on the Board or any of the Board Committees.

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

  Under the Phantom Stock Plan for Non-Employee Members of the Board of Directors of GTE Corporation (the "PSP"), each non-employee director was awarded 300 hypothetical shares of GTE Common Stock ("Deferred Stock Units") in 1996. Deferred Stock Units increase or decrease in value based on the market value of an equivalent number of shares of GTE Common Stock. The Deferred Stock Units are held in a hypothetical account for the non-employee director. Each time a dividend is paid on GTE Common Stock, an equivalent amount is converted to Deferred Stock Units and credited to the non-employee director's individual account based on the number of Deferred Stock Units held as of the dividend date. Effective January 1, 1997, the PSP was renamed the Deferred Stock Unit Plan for Non-Employee Members of the Board of Directors of GTE Corporation (hereinafter, the "Deferred Stock Unit Plan") and was amended to permit participating non-employee directors to elect to receive distributions in shares of GTE Common Stock, as well as cash, and to commence payments as soon as the non-employee director ceases to be an officer or director of GTE. There are no voting rights attached to Deferred Stock Units.

  Effective January 1, 1997, the GTE Board of Directors adopted a simplified compensation plan for non-employee directors. The new compensation program has both an equity-based and a cash-based component. With respect to the equity-based component, the Board authorized an annual award to each non-employee director of 1,000 Deferred Stock Units under the Deferred Stock Unit Plan. These awards are not payable until the non-employee director terminates service as a director or officer of GTE. The Board also discontinued the annual awards of 200 shares of Common Stock under the 1991 LTIP and 300 Deferred Stock Units under the PSP. With respect to the cash-based component, each non-employee director now receives an annual retainer in the amount of $60,000, and any non-employee director who chairs a Board Committee receives an additional annual retainer of $2,500. No other meeting or retainer fees are paid.

  This new compensation program is designed to ensure that a significant portion of a non-employee director's compensation is equity-based and, therefore, highly dependent on the long-term performance of GTE Common Stock. Thus, the program is designed to align the interests of GTE's non-employee directors and its shareholders. The new compensation program is not intended to increase the total compensation received by a typical non-employee director.

 Retirement Benefits

  Effective January 1, 1997, the Board of Directors discontinued the Retirement Plan for Non-Employee Members of the Board of Directors of GTE Corporation (the "Directors' Retirement Plan"). The Directors' Retirement Plan was designed to provide competitive compensation arrangements for GTE's non-employee directors. A non-employee director who joins the Board on or after January 1, 1997 will not be eligible to participate in the Directors' Retirement Plan. Directors who were employees of GTE did not participate in this plan.

  Under the terms of the Directors' Retirement Plan, upon retirement, a person who was a non-employee director prior to January 1, 1997 was eligible to receive annual payments equal to the value of the annual cash retainer in effect on the date of his or her retirement (excluding Board Committee and chair annual retainers) plus the value of the most recent award of Deferred Stock Units under the PSP prior to the non-employee director's retirement and the cash equivalent of the most recent award of GTE Common Stock under the 1991 LTIP prior to the non-employee director's retirement. Payments were to be made to the non-employee director for a period equal to the lesser of the length of the non-employee director's Board service or the remainder of the non-employee director's life. If a non-employee director retired from the Board before reaching age 65, the annual payment would be reduced by 5% for each year the non-employee director's age was below age 65 up to a maximum of 50%.

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  If a non-employee director died before retirement, his or her spouse would have received the non-employee director's benefit, unreduced on account of age, for the lesser of a period equal to the length of the non-employee director's Board service or the remainder of the spouse's life. If a non-employee director died after retirement, the spouse would have continued to receive the benefit being received by the non-employee director at the time of his or her death for the lesser of a period equal to the length of the non-employee director's Board service or the remainder of the spouse's life.

  Each non-employee director who was in office on December 31, 1996 elected to convert the present value of his or her accrued benefit under the Directors' Retirement Plan into either a Deferred Stock Unit account or a hypothetical interest-bearing cash deferral account (a "Cash Account"), or both. These accounts were established pursuant to, and will be governed by the terms of, the Deferred Compensation Plan (as defined and described below).

  Non-employee directors who retired prior to January 1, 1997 will continue to receive their benefits in accordance with the terms of the Directors' Retirement Plan.

 Other Compensation

  Under the Deferred Compensation Plan for Non-Employee Members of the Board of Directors of GTE Corporation (the "Deferred Compensation Plan"), any non-employee director may elect annually to defer all or any part of the cash portion of his or her director's compensation and receive future payments, in one or more installments. Amounts deferred under the Deferred Compensation Plan are held in Deferred Stock Units or in a Cash Account, or both, at the election of the non-employee director. The number of Deferred Stock Units will be calculated by dividing the amount deferred for a calendar month by the average closing price of GTE Common Stock, as reported on the composite tape of NYSE issues, for the most recent 20 business days ending on or before the last day of such month. Deferred Stock Units increase or decrease in value based on the value of an equivalent number of shares of GTE Common Stock. Each time a dividend is paid on GTE Common Stock, an equivalent amount is converted into Deferred Stock Units, and credited to the non-employee director's account based on the number of Deferred Stock Units held as of the dividend date.

  Payments of amounts deferred and held in Deferred Stock Units under the Deferred Compensation Plan may be made in cash or shares of GTE Common Stock, at the election of the non-employee director, beginning after the non-employee director's service as an officer or director of GTE ends. Payments under the Deferred Compensation Plan pertaining to the amounts deferred in a Cash Account shall be made in cash and, at the election of the non-employee director, may begin before or after his or her service as an officer or director ends. After a non-employee director completes his or her Board service, the non-employee director may also elect to invest the balance of his or her Deferred Compensation Plan account in a variety of investment options.

CHARITABLE AWARDS PROGRAM

  Non-employee directors and designated senior executives of GTE, including the individuals named in the Summary Compensation Table on page 13, participate in a charitable awards program. Under this program, the Corporation will donate an aggregate of $1 million to up to four tax-exempt educational institutions or public charities designated by the participant. The donations will be made in five equal annual installments after a participant's death. Generally, the donations will be made only if: (1) the participant dies while a director or a designated senior officer; or (2) the participant was either (a) a director who separated from service with GTE after completing five or more years of service as a director or (b) a designated senior officer who separated from service after attaining age 65 and

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completing five or more years of service as an employee of GTE and who was not involuntarily separated from service for cause; or (3) a change in control occurs while the participant is a director or designated senior executive of GTE. The program is financed through the purchase of life insurance by GTE. Participants derive no financial benefit from this program since all charitable deductions accrue solely to GTE.

EXECUTIVE COMPENSATION

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

  As members of the Executive Compensation and Organizational Structure Committee (the "Committee"), we review and approve annual salary range adjustments for GTE's executive employee group and administer GTE's executive short-term and long-term incentive plans including approving grant and payout targets and awards under those plans. The Committee also evaluates the performance of senior management, including the Chief Executive Officer, and reviews and approves changes to the base salaries of senior management of GTE and its related companies. The Committee periodically reports to the Board on its activities.

 Compensation Philosophy

  The Committee is responsible for GTE's executive compensation philosophy and policies, which form the basis for the Committee's decisions. GTE's executive compensation philosophy relates the level of compensation to GTE's success in meeting its annual and long-term performance goals and achieving long-term returns for shareholders, rewards individual achievement, and seeks to attract and retain executives of the highest caliber. GTE's philosophy is to pay average compensation (including base, bonus and long-term incentives) for average results and above-average compensation for above-average results. GTE benchmarks its compensation (including base salary and incentive pay) by comparing its practices with those of the other companies in its comparator group. The Corporation's comparator group for benchmarking competitiveness includes other major companies, both in telecommunications and general industry. The companies used as comparators have a reputation for excellence and are comparable to GTE in terms of such quantitative measures as revenues, net income, assets and market value and are viewed as direct competitors for executive talent in the overall labor market. Compensation data for the comparator companies are obtained from benchmarking surveys conducted by nationally recognized independent compensation consultants. These surveys also encompass companies not included in the peer group performance comparison shown in the Performance Graph on page 18. In reviewing the survey data, GTE takes into account how its compensation policies and overall performance compare to similar indices for the comparator group.

  GTE has compared its ratio of base salary to total executive compensation to the practices of the comparator companies. Under GTE's compensation philosophy, base salary is intended to represent less than 40% of top executive compensation. The remaining compensation is paid under incentive plans. Payments under these incentive plans are based upon the achievement of annual and long-term performance goals and, accordingly, are "at risk".

  The passage of The Telecommunications Act of 1996, along with regulatory reforms in a number of key international markets, has provided GTE with an unprecedented window of opportunity with respect to profitable long-term growth. To help capitalize on these opportunities and to provide incentives to employees that encourage efforts to increase shareholder value, during 1996, the Committee authorized a number of changes to GTE's compensation program as described in this report. The Committee also approved adoption of the GTE Corporation 1997 Executive Incentive Plan ("1997 EIP") and the GTE Corporation 1997 Long-Term Incentive Plan ("1997 LTIP"). The plans are being submitted for shareholder approval and are more fully described in Items 3 and 4 of the Proxy Statement.

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

 Executive Compensation

  Based on GTE's stated compensation philosophy, the Committee compares GTE's compensation to that of its comparator group and, if advisable, approves adjustments in salary ranges and incentive opportunity values for executives. In determining whether to adjust an executive's base salary, including the salary of the Chief Executive Officer, the Committee takes into account the executive's performance, the performance of the operations directed by that executive, and the position of the executive's compensation in relation to the established salary range for that position. In evaluating whether an executive's total compensation package (base salary plus incentive compensation) should be adjusted, the Committee also takes into account changes in the executive's responsibilities and GTE's compensation philosophy. During 1996, the Committee reviewed the current position of GTE's targeted base salary and the annual and long-term performance-based compensation components and compared similar factors for the comparator group. The Committee determined that GTE's salary ranges and the value of annual incentive opportunities for executives were appropriately positioned for 1997 and did not make an adjustment.

  To continue to re-enforce the common interest of executives and shareholders and to underscore the emphasis on at-risk compensation, the Committee determined that it was more appropriate to increase Mr. Lee's long-term incentive opportunities rather than to provide an increase in salary in 1996.

 Incentive Compensation

  Selected employees are eligible to receive awards under two incentive plans in addition to their base salary.

  Under the GTE Corporation Executive Incentive Plan, in the form previously approved by GTE's shareholders, (the "Current EIP" and, collectively with the 1997 EIP if approved by the Corporation's shareholders, the "EIP"), awards are made based upon GTE's performance during the prior fiscal year and upon the individual participants' achievement of certain goals for their business unit and other individual objectives. At the conclusion of each plan year, the Committee compares GTE's performance and that of its business units to established objectives. The Committee then arrives at an overall rating of the Corporation and the business units to determine the percentage payout of incentive awards for each unit and the individual awards for certain senior executives.

  Based on requirements imposed by Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the Committee approved new standards for determining EIP awards. For years beginning with 1996, the Committee established a limitation on the aggregate amount available for EIP awards. If GTE's Return on Equity ("ROE") exceeds 8%, then an amount equal to 5% of GTE's Consolidated Net Income ("CNI") is available for awards to participants (the "EIP Award Pool"). In calculating the CNI under the terms of the EIP, the Committee shall exclude unusual or extraordinary items such as the impact of accounting changes or unusual charges relating to business combinations or discontinued operations. In addition, the Committee established individual award limits with respect to the EIP awards. Each individual award limit is a percentage of the EIP Award Pool. The applicable percentage depends on the individual's base salary at the end of the calendar year and, in all cases, may not exceed 3.5% of the EIP Award Pool. GTE's 1996 ROE exceeded 8%, and awards under the EIP were made for 1996.

  Mr. Lee's EIP award for 1996 is based upon the performance of GTE as a whole and Mr. Lee's individual performance with respect to critical qualitative and quantitative objectives approved by the Committee. Although GTE does not specifically weight the factors comprising the performance measures, the Committee considered the Corporation's financial and operational performance in 1996, and Mr. Lee's achievement of other non-quantitative objectives. Specifically, Mr. Lee's 1996 objectives included quantitative goals related to: revenues; operating and net income; earnings per share; earnings before interest, taxes, depreciation, and amortization ("EBITDA"); ROE; return on investment; operating cash flow; and total return to shareholders. Mr. Lee's goals also included significant qualitative objectives such as securing favorable national telecommunication legislation and regulatory reforms aimed at providing the necessary operational flexibility for the Corporation; the aggressive roll-out of new "bundled" services, including long distance, internet access and other wireline, wireless and video services; continuing re-engineering efforts in all operating units to streamline processes and improve quality; effecting improvements at GTE's international operations, including implementing stock offerings where desirable, and developing and evaluating opportunities for market entry either directly or through partnerships or alliances; improving certain qualitative financial results relating to the capital structure; updating and implementing plans relating to GTE's investment in its human resources, including continuing to enhance the linkage between the performance rewards and shareholder value, strengthening staffing and succession planning programs, increasing training efforts, and continuing aggressive healthcare cost containment; and other goals related to the advancement of technology. The Committee reviewed the financial and operational performance of the Corporation and Mr. Lee's individual performance and, in the Committee's assessment, Mr. Lee's goals were exceeded and a bonus award was made.

  The cash portion of current EIP awards paid to the five most highly compensated executives of GTE is included in the "Bonus" column of the Summary Compensation Table on page 13.

  Selected GTE employees also have an opportunity to earn incentive payments under GTE's 1991 Long-Term Incentive Plan (the "1991 LTIP" and, collectively with the 1997 LTIP if approved by the Corporation's shareholders, the "LTIP"). The primary purpose of the LTIP is to help assure superior financial and operating performance by offering participants an incentive to cause GTE to achieve those results. Under the provisions of the LTIP, two types of grants are currently used: performance bonuses and stock options (which may include tandem stock appreciation rights).

  Senior executives of GTE, including the five executives named in the Summary Compensation Table, are eligible to receive annual grants of performance bonuses which are earned during a performance cycle that is typically three years in duration (a "Cycle"). Awards for the 3-year performance Cycle ending in 1996 were based on GTE's actual financial performance during the relevant Cycle as measured by GTE's average ROE, and operating cash flow margin ("OCFM") in comparison with pre-established target levels.

  In recognition of the rapidly changing nature of the telecommunications industry and the manner in which the investment community increasingly evaluates corporate financial performance, together with requirements imposed by Section 162(m) of the Code, the Committee approved in 1996 new standards for determining the amount of long-term performance bonuses. Under the new standards, no awards are made for any Cycle in which GTE's cumulative consolidated net income ("CCNI") for the Cycle does not exceed $5 billion. In calculating CCNI under the terms of the LTIP, the Committee shall exclude unusual or extraordinary items such as the impact of accounting changes or unusual charges relating to business combinations or discontinued operations. For the Cycles beginning in 1996 and later, the Committee established a limitation on the aggregate amount available for performance bonus awards. If CCNI exceeds $5 billion, then an amount equal to 3% of the CCNI is available for awards to participants (the "LTIP Award Pool"). Amounts of CCNI in excess of $15 billion are not counted in determining the size of the LTIP Award Pool. In addition, the Committee established individual award limits with respect to the award of the performance bonuses. For Cycles beginning in 1996 and later, the individual award limit is a percentage of the LTIP Award Pool. The applicable percentage depends on the individual's base salary at the end of the Cycle, and, in all cases, may not exceed 3.5% of the LTIP Award Pool.

  In connection with the new standards for performance bonuses as described above, the Committee also approved the adoption of key measures of financial performance ("Guideline Factors"). For the 3-year Cycle beginning in 1996, the Committee approved five Guideline Factors: revenue growth, EPS growth, growth in EBITDA, relative total return to shareholders ("TSR") and return on investment ("ROI").

  In establishing the targeted performance levels for the five Guideline Factors, the Committee considered GTE's past performance, the performance of its principal competitors, its strategic goals, and its plans for implementing those goals. The targets established by the Committee with respect to the Guideline Factors are designed to facilitate implementing GTE's strategic plans and to improve GTE's performance relative to its peers.

  At the time the targeted performance bonus levels for each Cycle under the 1991 LTIP were established, a common stock equivalent unit ("Equivalent Unit") account was set up for each participant in the 1991 LTIP. An initial dollar amount for each account ("Target Award") was determined based on the competitive performance bonus grant practices of the market comparator group. To determine the number of Equivalent Units in the account, the dollar balance was then divided by the average market price for GTE Common Stock for the calendar week preceding the day the account was established. The value of the account was increased or decreased based on the market price of the GTE Common Stock. Each time a dividend was paid on GTE Common Stock, an amount equal to the dividends paid on an equivalent number of shares of GTE Common Stock was added to the account. This amount was then converted into a number of Equivalent Units, obtained by dividing the amount of the dividend by the average price of the GTE Common Stock on the composite tape of the NYSE on the dividend payment date. The resulting number of Equivalent Units was then credited to the account.

  The value of the Equivalent Unit account is then adjusted by the Guideline Performance Percentage (as defined below). Under the performance criteria approved for the 1996-1998 Cycle, the Committee established the minimum acceptable level of attainment with respect to each of the Guideline Factors (the "Threshold"). If this Threshold is not attained for a particular Guideline Factor, no award is paid for that specific factor. If the Threshold for the Factor is achieved, participants receive a payment of 20% of the Award for that Guideline Factor. However, if GTE attains the Threshold for the TSR Guideline Factor, a payment of 50% of the award is made due to the exceptionally demanding goal for TSR. If the target for the Guideline Factor is attained, participants will receive the full value associated with that Guideline Factor. If GTE's performance exceeds the target, the award for that Guideline Factor will exceed the performance target, resulting in a payment in excess of 100% of the Target Award, based upon the formula explained in footnote 4 under the Long-Term Incentive Plan Awards table on page 17. The formula is applied separately for each Guideline Factor. The Committee anticipates that performance bonus awards will be based in equal proportion on the attainment of the target established for each of the five Guideline Factors. The cumulative attainment level is called the "Guideline Performance Percentage".

  Payouts to the named executives for the 1994-1996 Cycle, were based on the previously applied ROE and OCFM measures and are shown in the Summary Compensation Table on page 13. The awards for the 1994-1996 Cycle included in the table reflect the following combinations of performance measures: the ROE goal was surpassed by a significant margin, and the OCFM goal was also exceeded.

  Grants for the 1996-1998 Cycle are shown in the Long-Term Incentive Plan Awards table on page 16.

  Under the LTIP, the Committee normally approves grants of stock options, which may include tandem stock appreciation rights ("SARs"). These options are granted to a substantially larger group of executives, including the five executives named in the Summary Compensation Table, than those who are eligible to receive performance bonuses under the LTIP.

  In approving the number of executive options and SARs awarded under the LTIP, the Committee compares GTE's grant levels to competitive practices in the comparator group. GTE's philosophy is to be at or near a median grant posture of the comparator group of companies. The Committee did not take into account the number of options currently held by any individual participant in determining individual grants for 1996. Mr. Lee and the other four most highly compensated officers received the grants shown in the Summary Compensation Table on page 13. Mr. Lee's grant level was tied to competitive long-term compensation practices for companies in GTE's comparator group. Mr. White and Mr. Barr also received additional options under a special grant as detailed in footnote 2 under the Options/SAR Grant table on page 15.

  In 1996, the Committee also approved an "introductory" grant of stock options covering over 84,000 U.S.-based employees who do not otherwise participate in the 1991 LTIP. Subject to shareholder approval of the 1997 LTIP, this initial grant may be followed by additional periodic grants. These broad-based grants, referred to as "Partnership Shares," are intended to give the workforce a stake in the future success of GTE's business, and to encourage all employees to think and act as owners. Options granted under the "Partnership Shares" program will have an exercise price set at fair market value on the date of the grant, vest in equal proportions over three years, and be exercisable for ten years from the grant date. Employees may pay for the stock in cash, by delivery of previously owned shares, or through a "cashless" exercise arranged through a broker.

  In addition to the changes to GTE's compensation program discussed above, the Committee approved several other features designed to increase management's equity holdings and more closely link executive pay with the creation of shareholder value. The Committee adopted stock ownership guidelines for all executives who are eligible under the LTIP to receive performance bonuses. Under the guidelines, the Chief Executive Officer is encouraged to have an ownership interest in GTE Common Stock with a value at least six (6) times his or her annual base salary. Other executives identified by the Committee are encouraged to maintain stock holdings with a value ranging from one (1) to four (4) times their annual base salaries. Compliance with the stock ownership guidelines will be monitored annually.

  The Committee also approved the adoption of the Equity Participation Program ("EPP"). Under the EPP, a portion of certain executives' cash bonuses under the LTIP and EIP must be deferred and held in restricted stock units ("RSUs") for a minimum of three years, and then will be payable in GTE Common Stock. EPP participants may also irrevocably elect to voluntarily defer an additional percentage of their LTIP and EIP cash bonuses into RSUs, provided that their mandatory and voluntary deferrals do not exceed 25% of the LTIP and EIP awards. GTE will provide a matching contribution in RSUs in the amount of one unit for every four units deferred by the participant. These matching RSUs were designed as an inducement to encourage full participation in the EPP and to compensate the executives for their agreement not to realize the economic value associated with the RSUs for a minimum of three years.

 Internal Revenue Service Rules Relating to Deductibility of Compensation

  In late December 1995, the Internal Revenue Service ("IRS") issued final regulations that apply to the provision in Section 162(m) of the Code limiting the tax deduction a publicly held corporation may take for compensation paid to its chief executive officer and its four other most highly compensated employees ("Covered Executives"). The IRS regulations limit the annual amount that a company may deduct to $1,000,000 per Covered Executive unless the compensation constitutes "performance-based" compensation. The regulations contain transition rules that companies generally may rely on until the first shareholder meeting in 1997.

  In order to comply with the IRS regulations, the Committee has adopted certain procedures to provide for the deductibility of future amounts received under the Current EIP for 1996, and for Cycles under the 1991 LTIP commencing in 1994. The provisions include, but are not limited to, limiting positive discretion and establishing the maximum award payable to Covered Executives under the Current EIP and 1991 LTIP. In addition, the Committee has endorsed the provisions relating to Section 162(m) contained in the 1997 EIP and the 1997 LTIP for shareholder approval as proposed in Items 3 and 4 of the Proxy Statement. These provisions include limitations on the number of options that may be granted to any one individual and limitations on the maximum awards that may be paid to Covered Executives.

 Other Compensation Plans

  GTE also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. The GTE Savings Plan and the GTE Hourly Savings Plan (the "Savings Plans"), pursuant to the provisions of Section 401(k) of the Code, permit employees to invest in a variety of funds on a pre-tax or after-tax basis. Matching contributions under the Savings Plans are made in GTE Common Stock. GTE has discontinued offerings of GTE Common Stock under the GTE Employees' Stock Plan, which allowed employees to purchase GTE Common Stock at a discount.

  GTE also maintains pension, insurance and other benefit plans for its employees.

                         Russell E. Palmer, Chairman           Edward H. Budd
                         James R. Barker                       James L. Ketelsen

March 3, 1997

EXECUTIVE COMPENSATION TABLES

  The following tables provide information about executive compensation.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth information about the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of GTE for services in all capacities to GTE and its subsidiaries.

                                                                  LONG TERM COMPENSATION
                                                              -------------------------------
                                    ANNUAL COMPENSATION              AWARDS          PAYOUTS
                               ------------------------------ --------------------- ---------
                                                                         SECURITIES
                                                              RESTRICTED UNDERLYING
                                                 OTHER ANNUAL   STOCK     OPTIONS/    LTIP     ALL OTHER
    NAME AND PRINCIPAL         SALARY    BONUS   COMPENSATION   AWARDS      SARS     PAYOUTS  COMPENSATION
         POSITION         YEAR ($) (1)  ($) (2)      ($)       ($) (3)      (#)        ($)      ($) (4)
    ------------------    ---- ------- --------- ------------ ---------- ---------- --------- ------------
 Charles R. Lee.......... 1996 975,000 1,553,100       0       252,210    248,600   2,481,800    10,613
 Chairman & Chief         1995 897,500 1,403,600       0             0    247,100   1,347,500    10,613
 Executive Officer(5)     1994 784,615 1,219,500       0             0    182,300     698,100     7,075

 Kent B. Foster.......... 1996 784,000 1,041,300       0       176,243    182,800   1,778,800    10,613
 President (6)            1995 762,604   953,200       0             0    187,900     848,300    10,613
                          1994 687,608   837,900       0             0    138,100     397,800     7,075

 Michael T. Masin........ 1996 679,466   868,000       0       147,952    155,400   1,499,200     6,490
 Vice Chairman and        1995 633,230   797,400       0             0    163,100     683,200    10,613
 President --             1994 564,577   706,500       0             0    117,800     364,600     5,690
 International (7)

 Thomas W. White......... 1996 463,115   533,700       0        81,511    183,400     770,000    10,613
 President -- GTE         1995 418,884   443,800       0             0     98,800     331,800    10,613
  Telephone
 Operations Group (8)

 William P. Barr......... 1996 407,500   343,200       0        26,349    101,600     499,800    10,613
 Senior Vice President    1995 382,500   316,400       0             0     47,600     255,100    10,613
  and                     1994 183,577   149,400       0             0     60,000     140,100         0
 General Counsel (9)

--------
(1) The data in the salary column of the table include fees received by various executives for serving as directors of BC TEL, a Canadian company in which GTE has a 50.7% ownership interest. Included in Mr. Foster's salary for 1995 and 1994 are fees of $20,604 and $22,896, respectively. Mr. Masin's salary for 1996 and 1995 includes fees of $18,466 and $6,730, respectively. Mr. White's salary includes fees of $15,692 and $16,607 for 1996 and 1995, respectively.

(2) The data in this column represent the annual bonus received by each of the named executive officers under the GTE Corporation Executive Incentive Plan (the "EIP") in 1996. In connection with GTE's Equity Participation Program ("EPP") described in more detail on page 11, a portion of this amount has been deferred into restricted stock units payable at maturity (generally, a minimum of three years) in GTE Common Stock ("Restricted Stock Units"). The number of Restricted Stock Units received was calculated by dividing the amount of the annual bonus deferred by the average closing price of GTE Common Stock on the NYSE composite tape for the 20 consecutive trading days following the release to the public of GTE's financial results for the fiscal year in which the bonus was earned (the "Average Closing Price"). Additional Restricted Stock Units are received on each dividend payment date based upon the amount of the dividend paid and the closing price of GTE Common Stock on the composite tape of NYSE issues on the dividend declaration date.

(3) The data in this column represent the dollar value of the matching Restricted Stock Units based upon the Average Closing Price. Matching Restricted Stock Units are received on the basis of one additional Restricted Stock Unit for every four Restricted Stock Units deferred through annual bonus deferrals described in footnote 2 above. The matching Restricted Stock Units were designed as an inducement to encourage full participation in the EPP and to compensate the executives for their agreement not to realize the economic value associated with the Restricted

   Stock Units representing deferred annual bonus for a minimum of three years. Additional Restricted Stock Units are received on each dividend payment date based upon the amount of the dividend paid and the closing price of GTE Common Stock on the composite tape of NYSE issues on the dividend declaration date. Messrs. Lee, Foster, Masin, White and Barr each hold a total of 26,608, 18,596, 15,610, 8,598 and 2,780 Restricted Stock
   Units, respectively, which had a dollar value of $1,207,338, $843,794, $708,304, $390,134 and $126,143, respectively, based solely upon the closing price of GTE Common Stock on December 31, 1996.

(4) The column "All Other Compensation" includes, for 1996, contributions by GTE and its related companies to the GTE Savings Plan of $6,750 for each of Messrs. Lee, Foster, White and Barr and $6,490 for Mr. Masin, and contributions by GTE and its related companies to the GTE Executive Salary Deferral Plan of $3,863 for each of Messrs. Lee, Foster, White and Barr.

(5) Mr. Lee's last salary increase was in July 1995.

(6) Mr. Foster was elected President in June 1995. He served as Vice Chairman and President --GTE Telephone Operations Group from October 1993 until June 1995. He had been President --GTE Telephone Operations Group since 1989.

(7) Mr. Masin joined GTE as Vice Chairman effective October 1993. He was elected President --International in June 1995. Prior to joining GTE he was a partner with the law firm of O'Melveny & Myers.

(8) Mr. White was elected President -- GTE Telephone Operations Group in July 1995. He served as an Executive Vice President of GTE Telephone Operations Group since 1991.

(9) Mr. Barr was elected Senior Vice President and General Counsel effective July 1994. Prior to joining GTE, he was a partner in the Washington, D.C. office of the law firm of Shaw, Pittman, Potts & Trowbridge since 1993. He served as Attorney General of the United States from 1991 to 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table shows all grants of options and tandem stock appreciation rights ("SARs") to the named executive officers of GTE in 1996. The options and SARs were granted under the 1991 LTIP. Pursuant to SEC rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                           ASSUMED ANNUAL RATES OF STOCK
                                       INDIVIDUAL GRANTS                PRICE APPRECIATION FOR OPTION TERM
                         ---------------------------------------------- ----------------------------------
                                         PERCENT
                           NUMBER OF     OF TOTAL
                          SECURITIES   OPTIONS/SARS EXERCISE
                          UNDERLYING    GRANTED TO  OR BASE
                         OPTIONS /SARS EMPLOYEES IN  PRICE   EXPIRATION
  NAME                      GRANTED    FISCAL YEAR   ($/SH)     DATE      0%        5%            10%
  ----                   ------------- ------------ -------- ---------- -------------------- --------------
Charles R. Lee..........    248,600(1)     1.88%     43.75    2/20/06        0 $   6,837,647 $   17,326,576

Kent B. Foster..........    182,800(1)     1.38%     43.75    2/20/06        0     5,027,843     12,740,539

Michael T. Masin........    155,400(1)     1.18%     43.75    2/20/06        0     4,274,217     10,830,852

Thomas W. White.........     91,700(1)      .69%     43.75    2/20/06        0     2,522,173      6,391,179
                             91,700(2)      .69%     43.06    6/05/06        0     2,482,539      6,290,746

William P. Barr.........     50,800(1)      .38%     43.75    2/20/06        0     1,397,234      3,540,588
                             50,800(2)      .38%     43.06    6/05/06        0     1,375,277      3,484,950

--------

(1) Each option was granted in tandem with a SAR, which will expire upon exercise of the option. Under the 1991 LTIP, each option granted may be exercised with respect to one-third of the aggregate number of shares subject to the grant each year, commencing one year after the date of grant.

(2) Mr. White and Mr. Barr also received a special "performance-based" stock option grant during 1996. The options were granted in tandem with SARs at a price equal to the fair market value on the date of grant. They are intended both to motivate the executives to remain with GTE during a period of unprecedented opportunities and challenges, and to give them an opportunity to accelerate the enhancement of their equity position in GTE, but only if specific and aggressive shareholder returns are met. Unlike the three-year graduated vesting schedule that applies to the other options reflected in the table, each performance-based option grant will vest in three stages according to the following schedule: (i) each option may be exercised with respect to one-third of the aggregate number of shares represented by the grant if the closing price of GTE Common Stock on the NYSE is $60 or more per share for 20 consecutive days (or, if earlier, on the fifth anniversary of the grant date); (ii) each option may be exercised with respect to an additional one-third of the aggregate number of shares represented by the grant if the closing price of GTE Common Stock on the NYSE is $70 or more per share for 20 consecutive days (or, if earlier, on the sixth anniversary of the grant date); and (iii) each option may be exercised with respect to the final one-third of the aggregate number of shares represented by the grant if the closing price of GTE Common Stock on the NYSE is $80 or more per share for 20 consecutive days (or, if earlier, on the seventh anniversary of the grant date).

  If the price of GTE Common Stock appreciates, the value of GTE Common Stock held by the shareholders will also increase. For example, the aggregate market value of GTE Common Stock on February 21, 1996 was approximately $42.92 billion based upon the market price on that date. If the share price of GTE Common Stock increases by 5% per year, the aggregate market value on February 21, 2006 of the same number of shares would be approximately $69.91 billion. If the price of GTE Common Stock increases by 10% per year, the aggregate market value on February 21, 2006 would be approximately $111.32 billion.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

  The following table provides information as to options and SARs exercised by each of the named executive officers of GTE during 1996. The table sets forth the value of options and SARs held by such officers at year end measured in terms of the closing price of GTE Common Stock on December 31, 1996.

                                                   NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS/SARS
                           SHARES                 OPTIONS/SARS AT FY-END         AT FY-END($)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
     NAME                EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
     ----                ----------- ----------- ----------- ------------- ----------- -------------
Charles R. Lee..........   19,500      557,600     705,698      474,102    10,222,391    3,034,459
Kent B. Foster..........        0            0     379,598      354,102     4,770,026    2,398,623
Michael T. Masin........        0            0     232,898      303,402     2,400,001    2,065,911
Thomas W. White.........   43,800      697,575     120,132      267,168     1,474,402    1,377,266
William P. Barr.........   10,000      179,375      45,866      153,334       635,866      900,833

            LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

  The 1991 LTIP provides for awards, currently in the form of stock options with tandem SARs, other stock-based awards and dollar-denominated awards, to participating employees. The stock options and tandem SARs awarded under the 1991 LTIP to the five most highly compensated individuals in 1996 are shown in the table on page 15. The 1991 LTIP, including limitations on individual and overall awards, is described in more detail on pages 9 and 10.

                                        PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                           NUMBER OF     OR OTHER       NON-STOCK PRICE-BASED PLAN(1)
                         SHARES, UNITS PERIOD UNTIL  ------------------------------------
                           OR OTHER    MATURATION OR THRESHOLD(2)  TARGET(3)
     NAME                   RIGHTS        PAYOUT     (# OF UNITS) (# OF UNITS) MAXIMUM(4)
     ----                ------------- ------------- ------------ ------------ ----------
Charles R. Lee..........    29,300        3 Years       8,505        32,712
Kent B. Foster..........    21,500        3 Years       6,241        24,004
Michael T. Masin........    18,300        3 Years       5,312        20,431
Thomas W. White.........    10,900        3 Years       3,164        12,169
William P. Barr.........     6,000        3 Years       1,742         6,699

--------
(1) An individual's award may not exceed the applicable individual award limit, which is expressed as a percentage of the LTIP Award Pool described on page 9 (the "Award Limit"). The Award Limit depends on the individual's base salary at the end of the cycle, and may not exceed 3.5% of the LTIP Award Pool. The amounts described in footnotes 2 through 4 below are subject to and cannot exceed the Award Limit. An individual is initially granted a specified number of GTE Common Stock equivalent units ("Equivalent Units") at the beginning of an award cycle. During the award cycle, additional Equivalent Units are added based upon the price of GTE Common Stock and the amount of the per share dividend paid on each dividend payment date. It is not possible to predict future dividends and, accordingly, estimated Equivalent Unit accruals in this table are calculated for illustrative purposes only and are based upon the dividend rate and price of GTE Common Stock at the close of business on December 31, 1996. The Target future payout or award is the dollar amount derived by multiplying the Equivalent Unit balance credited to the participant at the end of the award cycle by the price of GTE Common Stock. The Target award measures performance attainment as described in footnote 3.

(2) The Threshold represents attainment of minimum acceptable levels of performance (the "Threshold Levels") with respect to the five Long-Term Performance Bonus measures (the "Measures") adopted for the 1996-1998 Performance Bonus award cycle -- revenue growth;

    earnings per share ("EPS") growth; earnings before interest, taxes, depreciation and amortization ("EBITDA") growth; average return on investment ("ROI"); and relative total shareholder return ("TSR"). If the Threshold Level is attained with respect to each of the Measures, the award will be equal to approximately 25% of the combined Target award (the TSR Threshold is set at 50%, while the Threshold for the other four Measures is set at 20%). Because performance is measured separately for each Measure, it is possible to receive an award if the Threshold Level is achieved with respect to at least one but not all of the Measures. If the actual results for all Measures are below the Threshold Levels, no award will be paid.

(3) The Target represents attainment of levels of three-year revenue growth, EPS growth, EBITDA growth, ROI and TSR established at the beginning of a cycle (the "Target Levels"). If GTE's actual results for each of the Measures are equivalent to the Target Levels, this would represent outstanding performance, and the award will be equal to 100% of the combined Target award. GTE's performance is measured separately for each Measure. Accordingly, if the actual result for any Measure is at the applicable Target Level, the portion of the award determined by that Measure will be at 100% of the Target award for that Measure. Similarly, the portion of the award determined by any Measure performing at less than the applicable Target Level, but above the Threshold, will be less than the Target award for that Measure.

(4) This column has intentionally been left blank because it is not possible to determine the maximum number of Equivalent Units until the award cycle has been completed. Subject to the Award Limit discussed in footnote 1 above, the maximum amount of the award is limited by the extent to which GTE's actual results for the five Measures exceed the Target Levels. If GTE's actual results during the cycle for the five Measures exceed the respective Target Levels, additional awards may be paid, based on a linear interpolation. For example, for revenue growth, the schedule is as follows:

       PERFORMANCE INCREMENT
           ABOVE REVENUE              ADDED PERCENTAGE
         PERFORMANCE TARGET          TO COMBINED AWARDS
       ---------------------         ------------------
     Each 0.1% improvement in
      cumulative revenue growth              +2%

  Thus, if the revenue growth Measure exceeds its Target Level by .5% while the remaining four Measures are precisely at their respective Target Levels, then the performance bonus will equal 110% of the combined Target award.

PERFORMANCE GRAPH

  The following table shows a comparison of five year cumulative total return to shareholders for GTE Common Stock, Standard & Poor's ("S&P") 500 Index, and S&P Telephone Index.

                         [GRAPH APPEARS HERE]


Measurement period        GTE           S&P 500       S&P TELEPHONE
(Fiscal year Covered)  COMMON STOCK      INDEX           INDEX

12/31/91                $   100         $   100         $   100
12/31/92                $   105         $   106         $   105
12/31/93                $   112         $   118         $   127
12/30/94                $   103         $   120         $   121
12/29/95                $   157         $   165         $   183
12/31/96                $   170         $   203         $   185

- Assumes $100 invested on December 31, 1991.
- S&P Telephone Index is comprised of the Regional Bell Holding Companies plus GTE, Alltel Corporation and Frontier Corportaion.


EXECUTIVE AGREEMENTS

  GTE has entered into agreements (the "Agreements") with Messrs. Lee, Foster, Masin, White and Barr regarding benefits to be paid in the event of a change in control of GTE (a "Change in Control").

  A Change in Control is deemed to have occurred if (a) any person or group of persons acquires, other than from GTE or as described below, 20% (or under certain circumstances, a lower percentage, not less than 10%) of GTE's voting power, (b) three or more directors are elected in any twelve-month period without the approval of a majority of the members of GTE's Incumbent Board (as defined in the Agreements) then serving as members of the Board, (c) the members of the Incumbent Board no longer constitute a majority of the Board of Directors or (d) GTE's shareholders approve (i) a merger, consolidation or reorganization involving GTE, (ii) a complete liquidation or dissolution of GTE or (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any person other than a subsidiary of GTE. An individual whose initial assumption of office occurred pursuant to an agreement to avoid or settle a proxy or other election contest is not considered a member of the Incumbent Board. In addition, a director who is elected pursuant to such a settlement agreement will not be deemed a director who is elected or nominated by the Incumbent Board for purposes of determining whether a Change in Control has occurred. Notwithstanding the foregoing, a Change in Control will not occur in the following situations: (1) certain merger transactions in which there is at least 50% GTE shareholder continuity in the surviving corporation, at least a majority of the members of the board of directors of the surviving corporation consist of members of the Board and no person owns more than 20% (or under certain circumstances, a lower percentage, not less than 10%) of the voting power of the surviving corporation following the transaction, and (2) transactions in which GTE's securities are acquired directly from GTE.

  The Agreements provide for benefits to be paid in the event these individuals separate from service and have a "good reason" for leaving or are terminated without "cause" within two years after a Change in Control of GTE.

  Good reason for leaving includes but is not limited to the following events: demotion, relocation or a reduction in total compensation or benefits, or the new entity's failure to expressly assume obligations under the Agreements. Termination for cause includes certain unlawful acts on the part of the executive or a material violation of his or her responsibilities to the Corporation resulting in material injury to the Corporation.

  An executive who experiences a qualifying separation from service will be entitled to receive up to two times the sum of (i) base salary and (ii) the average of his percentage awards under the EIP for the previous three years. The executive will also continue to receive medical and life insurance coverage for up to two years and will be provided with financial and outplacement counseling.

  In addition, any member of the Office of the Chairman with less than 10 years of service with GTE will receive the following special service credit in the following amounts: two times years of service otherwise credited if the executive has five or fewer years of credited service; 10 years if credited service is more than five and not more than 10 years; and, if the executive's credited service exceeds 10 years, the actual number of credited years of service. These additional years of service will apply towards vesting, retirement eligibility, benefit accrual and all other purposes under the Supplemental Executive Retirement Plan (the "SERP") and the Executive Retired Life Insurance Plan. In addition, each executive covered under an Agreement will be considered to have not less than 76 points and 15 years of accredited service for the purpose of determining his eligibility for early retirement benefits. The Agreements provide that there will be no duplication of benefits.

  In order to replace certain pension entitlements that would have been payable to Mr. Masin had he remained with his former employer, he will also receive a single life annuity pension of $200,000 per year (the "Special Pension") with an unreduced surviving spouse benefit when he leaves GTE. He will only be eligible to receive the Special Pension if he meets certain eligibility criteria when he separates from GTE. If he is separated involuntarily after age 60 or a Change in Control occurs at any age and Mr. Masin separates for "good reason" or is terminated without "cause," he will be eligible for postretirement medical benefits and the early retirement benefit described in the preceding paragraph.

  Each of the Agreements remains in effect until July 1, 1999 unless terminated earlier pursuant to its terms. The Agreements will be automatically renewed on each successive July 1 unless, not later than December 31 of the preceding year, one of the parties notifies the other that he does not wish to extend his respective Agreement. If a Change in Control occurs, the Agreements will remain in effect until the obligations of GTE (or its successor) under the Agreements have been satisfied.

RETIREMENT PROGRAMS

 Pension Plans

  The estimated annual benefits payable, calculated on a single life annuity basis, under GTE's defined benefit pension plans at normal retirement at age 65, based upon final average earnings (integrated with social security as described below) and years of service, is illustrated in the following table:

                              PENSION PLAN TABLE

                                 YEARS OF SERVICE
FINAL AVERAGE  ----------------------------------------------------
   EARNINGS       15        20         25         30         35
-------------  -------- ---------- ---------- ---------- ----------
  $  500,000   $107,513 $  143,350 $  179,188 $  215,025 $  250,863
     600,000    129,263    172,350    215,438    258,525    301,613
     700,000    151,013    201,350    251,688    302,025    352,363
     800,000    172,763    230,350    287,938    345,525    403,113
     900,000    194,513    259,350    324,188    389,025    453,863
   1,000,000    216,263    288,350    360,438    432,525    504,613
   1,200,000    259,763    346,350    432,938    519,525    606,113
   1,500,000    325,013    433,350    541,688    650,025    758,363
   2,000,000    433,763    578,350    722,938    867,525  1,012,113
   2,500,000    542,513    723,350    904,188  1,085,025  1,265,863
   2,750,000    596,888    795,850    994,813  1,193,775  1,392,738
   3,000,000    651,263    868,350  1,085,438  1,302,525  1,519,613
   3,500,000    760,013  1,013,350  1,266,688  1,520,025  1,773,363

  All executive officers of GTE are employees of GTE Service Corporation, a wholly-owned subsidiary, which maintains the GTE Service Corporation Plan for Employees' Pensions (the "Service Corporation Plan"), a noncontributory pension plan for the benefit of all employees of GTE Service Corporation and participating affiliates who are not covered by collective bargaining agreements and which provides a benefit based on years of service and earnings. Pension benefits provided by GTE Service Corporation and contributions to the Service Corporation Plan are related to basic salary exclusive of overtime, differentials, incentive compensation (except as otherwise described) and other similar types of payments. Under the Service Corporation Plan, pensions are computed on a two-rate formula basis of 1.15% and 1.45% for each year of service, with the 1.15% service credit being applied to that portion of the average annual salary for the five highest consecutive years that does not exceed the Social Security Integration Level (the portion of salary subject to the Federal Social Security Act), and the 1.45% service credit being applied to that portion of the average annual salary for the five highest consecutive years that exceeds said level up to the statutory limit on compensation. As of February 26, 1997, the credited years of service under the Service Corporation Plan for Messrs. Lee, Foster, Masin, White and Barr are 13, 26, 3, 28, and 2, respectively.

  Under federal law, an employee's benefits under a qualified pension plan, such as the Service Corporation Plan, are limited to certain maximum amounts. GTE maintains the SERP, which supplements the benefits of any participant in the Service Corporation Plan in an amount by which any participant's benefits under the Service Corporation Plan are limited by law. In addition, the SERP includes a provision permitting the payment of additional retirement benefits determined in a similar manner as under the Service Corporation Plan on remuneration accrued under management incentive plans as determined by the Executive Compensation and Organizational Structure Committee. SERP benefits are payable in a lump sum or an annuity.

 Executive Retired Life Insurance Plan

  The GTE Corporation Executive Retired Life Insurance Plan ("ERLIP") provides Messrs. Lee, Foster, Masin, White and Barr a postretirement life insurance benefit of three times final base salary. Upon retirement, ERLIP benefits may be paid as life insurance or, alternatively, an equivalent amount equal to the present value of the life insurance amount (based on actuarial factors and the interest rate then in effect), may be paid as a lump sum payment, as an annuity or as installment payments.

CERTAIN TRANSACTIONS

  During 1996, The Boston Consulting Group, Inc. received fees from GTE's subsidiaries of approximately $155,000 for consulting services. Dr. Sandra O. Moose is a director of GTE and a Senior Vice President, Chair of the East Coast Practice and Director of The Boston Consulting Group, Inc.

  GTE's subsidiaries utilized the services of Thompson, Hine & Flory LLP during 1996. Mr. Robert D. Storey is a director of GTE and a partner in that law firm.

  The investment banking firm of PaineWebber Incorporated received underwriting commissions and fees from GTE and its subsidiaries on the sale of securities during 1996. It is possible that PaineWebber Incorporated may have received additional brokerage commissions from trustees of the various pension, retirement, savings or similar plans of GTE and its subsidiaries. However, any such commissions would not have been as a result of direction by GTE or its subsidiaries with regard to such orders. Mr. Richard W. Jones is a director of GTE and a business consultant for PaineWebber Incorporated.

OWNERSHIP OF STOCK BY DIRECTORS, NOMINEES FOR DIRECTORS AND EXECUTIVE OFFICERS

 Voting Stock and Stock-Based Holdings

  The table below sets forth (a) the shares of GTE Common Stock beneficially owned by each director, nominee for director, the Chief Executive Officer and the other four most highly compensated executive officers, and by all directors and executive officers as a group; and (b) the total GTE stock-based holdings of the named individuals and the group. No director, nominee for director or executive officer owns as much as one-tenth of one percent of the total outstanding shares of GTE Common Stock, and all directors and executive officers as a group own less than one-half of one percent of the total outstanding shares of GTE Common Stock. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown.

  The last column of the table combines beneficial ownership of shares of GTE Common Stock (including shares which may be acquired within 60 days pursuant to the exercise of stock options) with holdings of (i) Deferred Stock Units by non-employee directors (which are payable in cash or shares of GTE Common Stock, at the election of the director, and are accrued under the Deferred Stock Unit Plan and under the Deferred Compensation Plan) and by executive officers (which are payable in cash pursuant to deferrals under the GTE Executive Salary Deferral Plan, the EIP and the 1991 LTIP); and (ii) Restricted Stock Units by executive officers (which are payable in shares of GTE Common Stock under the EPP). This column indicates the alignment of the named individuals and group with the interests of GTE's shareholders because the value of their total holdings will increase or decrease in line with the price of GTE Common Stock.

                                           SHARES BENEFICIALLY  GTE STOCK-BASED
                                               OWNED AS OF      HOLDINGS AS OF
NAME OF DIRECTOR OR NOMINEE                 FEBRUARY 26, 1997  FEBRUARY 26, 1997
---------------------------                ------------------- -----------------
Edwin L. Artzt...........................           2,611             12,502
James R. Barker..........................           4,200             88,691
Edward H. Budd...........................           4,359             22,917
Robert F. Daniell........................           2,764              5,755
Kent B. Foster(1)(2).....................         596,616            654,240
James L. Johnson(2)......................         452,343            459,571
Richard W. Jones.........................          12,288            164,900
James L. Ketelsen........................           1,800             10,864
Charles R. Lee(1)(2).....................       1,023,588          1,083,597
Michael T. Masin(1)(2)(3)................         374,683            404,597
Sandra O. Moose..........................           1,800              7,855
Russell E. Palmer........................           2,200              7,775
Robert D. Storey.........................             700              8,241
                                                ---------          ---------
                                                2,479,952          2,931,505
                                                =========          =========
EXECUTIVE OFFICERS(1)(2)
------------------------
Charles R. Lee...........................       1,023,588          1,083,597
Kent B. Foster...........................         596,616            654,240
Michael T. Masin(3)......................         374,683            404,597
Thomas W. White..........................         201,787            210,656
William P. Barr..........................          61,924             64,893
                                                ---------          ---------
                                                2,258,598          2,417,983
                                                =========          =========
All directors and executive officers as a
 group(1)(2).............................       3,505,527          4,014,964
                                                =========          =========

--------
(1) Includes shares acquired through participation in the GTE Savings Plan.

(2) Included in the number of shares beneficially owned by Messrs. Lee, Foster, Masin, White, Barr and Johnson and all directors and executive officers as a group are 900,565, 540,932, 370,299, 189,765, 58,666,
    375,700, and 3,111,467, respectively, which such persons have the right to acquire within 60 days pursuant to the exercise of stock options.

(3) Mr. Masin participated in the Deferred Compensation Plan and the PSP while he was a non-employee director of GTE. In October 1993, Mr. Masin became an employee of GTE. He is no longer eligible to receive or defer additional compensation under the Deferred Compensation Plan or to receive new grants under any plans for non-employee directors of GTE.

 CANTV Stock

  The following table indicates the number of shares of Class D Common Shares of Compania Anonima Nacional Telefonos de Venezuela ("CANTV") beneficially owned by each GTE director or nominee, the Chief Executive Officer and each of the other four most highly compensated executive officers who beneficially own such shares, and by all directors and executive officers of GTE as a group as of February 26, 1997. A subsidiary of GTE owns approximately 16% of the Class D shares of CANTV and the remaining shares are owned by the public. GTE also indirectly owns 51% of the Class A Common Shares of CANTV through a consortium, and the other consortium partners indirectly own the remaining Class A Common Shares. Only directors of GTE who own shares of CANTV Class D Common Shares are named in the table.

                                                         SHARES OF CANTV
                                                      CLASS D COMMON SHARES
NAME                                                BENEFICIALLY OWNED (1) (2)
----                                                --------------------------
James R. Barker....................................           56,700
Kent B. Foster.....................................            7,000
Charles R. Lee.....................................           77,000
Michael T. Masin...................................           30,450
Russell E. Palmer..................................            7,000
                                                             -------
                                                             178,150
                                                             =======
All GTE directors and executive officers as a
 group.............................................          216,650
                                                             =======

--------
(1) Each of these amounts, and all of them in the aggregate, represented less than 1% of the outstanding shares of CANTV Class D Common Shares as of February 26, 1997.

(2) All of the above Class D Common Shares of CANTV are owned in the form of American Depositary Shares, each representing seven Class D Common Shares.

                                    ITEM 1.

ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term. Messrs. Barker, Daniell, Jones and Masin are nominated for election by GTE's shareholders as Class II directors. All nominees for Class II directors are currently directors and were previously elected by the shareholders. The Class II directors elected in 1997 will serve for a term of three years which expires at the Annual Meeting of Shareholders in 2000 or when their successors are elected and qualified. Each nominee is at present available for election.

  If all the nominees for directors are elected by GTE's shareholders at the Annual Meeting, the Board of Directors will consist of 13 directors, 10 directors whose principal occupations are outside GTE and 3 directors who are presently employees of GTE. The following provides information about the nominees for directors and the continuing directors.

  THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES.

                           BIOGRAPHICAL INFORMATION

 NOMINEE,
AGE AND
YEAR
ELECTED A
DIRECTOR   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------------------------------------------------------------
                        NOMINEES FOR CLASS II DIRECTORS
                     TERM EXPIRING AT 2000 ANNUAL MEETING
-------------------------------------------------------------------------------

JAMES R. BARKER      Chairman of The Interlake Steamship Co. and Vice Chairman
61       1976        of Mormac Marine Group, Inc. and the Moran Towing
                     Company. Mr. Barker is also a Director and a principal owner of Meridian Aggregates, Inc., a producer of aggregate products for the construction and railroad
[PHOTO]              industries. Mr. Barker was formerly Chairman of the Board
                     of Moore McCormack Resources, Inc. and Chairman of that company's operating subsidiaries since April 1971. He was also Chief Executive Officer of Moore McCormack
                     Resources, Inc. from 1971 to January 1987. In 1969, Mr.
                     Barker co-founded a management consulting firm, Temple, Barker & Sloane, Inc., and served in the capacity of Executive Vice President. He is a Director of The
                     Pittston Company and Eastern Enterprises, is Vice
                     Chairman of the Board of Trustees of Stamford Hospital, and is President of the Committee of SKULD (an Oslo, Norway based marine insurance company). Mr. Barker is Chairman of the Nominating Committee and a member of the Executive Compensation and Organizational Structure
                     Committee and the Strategic Issues, Planning and
                     Technology Committee of GTE.

ROBERT F. DANIELL    Chairman, United Technologies Corporation. Mr. Daniell
63      1996         was elected Chairman, United Technologies Corporation,
                     effective January 1, 1987. He relinquished the offices of President and Chief Operating Officer in February 1992 and the office of Chief Executive Officer in April 1994.
[PHOTO]              Mr. Daniell was elected President and Chief Operating
                     Officer in 1984 and named to the additional post of Chief
                     Executive Officer, effective January 1, 1986. He was elected Senior Vice President -- Defense Systems in 1983 and had served as Vice President of United Technologies from 1982 to 1983 and President of Sikorsky Aircraft from 1981 to 1983. He is a director of Shell Oil Co. and the Travelers Group Inc. Mr. Daniell is a member of the Audit
                     Committee, the Pension Trust Coordinating Committee and the Public Policy Committee of GTE.

RICHARD W. JONES     Business Consultant, PaineWebber Incorporated. From 1977
71 1966-1974         to 1988 he was Managing Director and Executive Vice
JANUARY 1975         President of the investment banking firm of E.F. Hutton &
                     Company, Inc. Prior to assuming that position, Mr. Jones was associated with Paine, Webber, Jackson & Curtis
                     Incorporated, investment bankers, having served as Senior
[PHOTO]              Vice President and a Director of that firm from 1973 to
                     1977. Mr. Jones was also associated with Mitchum, Jones &
                     Templeton Incorporated, investment bankers, having served as President of that firm from 1961 through 1970 and Chairman of the Board from 1970 through 1973. He is a member of the Audit Committee, the Pension Trust
                     Coordinating Committee and the Public Policy Committee of
                     GTE.

                           BIOGRAPHICAL INFORMATION

 NOMINEE,
AGE AND
YEAR
ELECTED A
DIRECTOR   PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------------------------------------------------------------
                        NOMINEES FOR CLASS II DIRECTORS
                     TERM EXPIRING AT 2000 ANNUAL MEETING
-------------------------------------------------------------------------------

MICHAEL T. MASIN     Vice Chairman of the Board and President --
52      1989          International. Mr. Masin was elected Vice Chairman in
                     October 1993 and President -- International in June 1995.
                     Prior to that, he was Managing Partner of the New York office of the law firm of O'Melveny & Myers and Co-chair
[PHOTO]              of the firm's International Practice Group. Mr. Masin
                     joined the firm in 1969 and became a partner in 1977. He is a Director of BC Telecom Inc., BC TEL, Compania
                     Anonima Nacional Telefonos de Venezuela (CANTV) and
                     VenWorld. Mr. Masin is a member of the Board of Trustees of Carnegie Hall, the Board of Directors of the China
                     America Society, the Dean's Advisory Council of Dartmouth
                     College, the US-Canada Private Sector Advisory Council of the Inter-American Development Board, the Business
                     Committee of the Board of Trustees of the Museum of Modern Art, the Council on Foreign Relations, and a
                     Personal Trustee of the GTE Foundation.

  The following provides information about the members of the Board of Directors who are continuing in office.

 DIRECTOR, AGE
AND YEAR ELECTED  PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------------------------------------------------------------
                              CLASS III DIRECTORS
                     TERM EXPIRING AT 1998 ANNUAL MEETING

-------------------------------------------------------------------------------

EDWIN L. ARTZT       Chairman of the Executive Committee and Director of The
66      1984         Procter & Gamble Company. Mr. Artzt was Chairman of the
                     Board and Chief Executive Officer from January 1990 until
                     July 1995. Mr. Artzt had served
as Vice Chairman of the Board of The Procter & Gamble Company and President of Procter & Gamble International since 1984. Prior to that, he was an Executive Vice President since 1980 and had served as Group Vice President for European operations. Mr. Artzt is a Director of Teradyne, Inc., Delta Air Lines, Inc., American Express Company, Barilla S.p.A. and a member of the Business Council. Mr. Artzt is Chairman of the Strategic Issues, Planning and Technology Committee and a member of the Nominating Committee and the Pension Trust Coordinating Committee of GTE.

KENT B. FOSTER       President. Mr. Foster served as Vice Chairman of the
53      1992         Board of Directors from October 1993 until June 1995 and
                     President of GTE Telephone Operations Group from January
                     1989 until June 1995. Since joining GTE in
1970, Mr. Foster served in a number of positions of increasing responsibility throughout the GTE system. Mr. Foster serves on the Board of Directors of Campbell Soup Company, New York Life Insurance Company and the Dallas Symphony Orchestra. He is a Trustee of The Dallas Museum of Art and a member of the Dallas Opera Executive Board. Mr. Foster is also a Personal Trustee of the GTE Foundation.

                           BIOGRAPHICAL INFORMATION

 DIRECTOR, AGE
AND YEAR ELECTED  PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------------------------------------------------------------
                              CLASS III DIRECTORS
                     TERM EXPIRING AT 1998 ANNUAL MEETING

-------------------------------------------------------------------------------

SANDRA O. MOOSE      Senior Vice President, Director and Chair of the East
55      1978         Coast Practice, The Boston Consulting Group, Inc. She is
                     a Director of Rohm and Haas Company and twenty-seven investment companies sponsored by The New
England Funds, an Overseer of the Beth Israel Deaconess Medical Center, a Trustee of the Boston Public Library and a Director of the Harvard University Graduate School Alumni Association. She is Chairperson of the Public Policy Committee and a member of the Audit Committee and the Strategic Issues, Planning and Technology Committee of GTE.

RUSSELL E. PALMER    Chairman and Chief Executive Officer, The Palmer Group.
62      1984         Mr. Palmer was formerly Dean, The Wharton School,
                     University of Pennsylvania from 1983 until June 1990.
                     Prior to that, he was Managing Director and Chief
Executive Officer of Touche Ross International (now Deloitte and Touche), a worldwide accounting firm. Mr. Palmer joined Touche Ross in 1956 and was elected Managing Director of Touche Ross International in 1974. Mr. Palmer is a Director of Bankers Trust New York Corporation and its subsidiary, Bankers Trust Company, May Department Stores Company, Allied-Signal, Inc., Safeguard Scientifics, Inc. and Federal Home Loan Mortgage Corporation. He has been President of the Financial Accounting Foundation and a member of the Board of Directors of the American Institute of Certified Public Accountants. Mr. Palmer is a former member of the Presidential Commission on Management Improvement and serves on the boards of a number of charitable and civic organizations. He is Chairman of the Executive Compensation and Organizational Structure Committee and a member of the Nominating Committee and the Strategic Issues, Planning and Technology Committee of GTE.

ROBERT D. STOREY     Partner with the Cleveland law firm of Thompson, Hine &
60      1985         Flory LLP. Mr. Storey previously was a partner with the
                     Cleveland law firm of McDonald, Hopkins, Burke & Haber
                     Co., L.P.A. Mr. Storey joined its predecessor firm
in 1967 and became a partner in 1971. In 1964 he began his career as an attorney with The East Ohio Gas Company and in 1966 he became Assistant Director of The Legal Aid Society of Cleveland. He is a Director of Bank One, Cleveland, The Procter & Gamble Company and May Department Stores Company. Mr. Storey is a Trustee of Case Western Reserve University, the Kresge Foundation and the George Gund Foundation and a former Trustee of Phillips Exeter Academy, Cleveland State University and Overseer of Harvard University. He is a member of the Audit Committee, the Nominating Committee and the Public Policy Committee of GTE.

    DIRECTOR, AGE
  AND YEAR ELECTED  PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------------------------------------------------------------
                               CLASS I DIRECTORS
                     TERM EXPIRING AT 1999 ANNUAL MEETING

-------------------------------------------------------------------------------

EDWARD H. BUDD       Retired Chairman of the Board of The Travelers
63      1985         Corporation. From January 1994 to September 1994, Mr.
                     Budd was Chairman of Travelers Insurance Group, Inc. Mr.
                     Budd was elected President and Chief Operating Officer of
The Travelers Corporation in 1976, Chief Executive Officer in 1981 and Chairman in 1982. He is a Director of the Travelers Group Inc., Delta Air Lines, Inc. and a member of The Business Council. He is Chairman of the Audit Committee and a member of the Nominating Committee and the Executive Compensation and Organizational Structure Committee of GTE.

                           BIOGRAPHICAL INFORMATION

    DIRECTOR, AGE
  AND YEAR ELECTED  PRINCIPAL OCCUPATION AND OTHER INFORMATION
-------------------------------------------------------------------------------
                               CLASS I DIRECTORS
                     TERM EXPIRING AT 1999 ANNUAL MEETING

-------------------------------------------------------------------------------

JAMES L. JOHNSON     Retired Chairman and Chief Executive Officer. Mr.
69      1985         Johnson, who retired in 1992, has been designated
                     Chairman Emeritus by the Board. He joined GTE in 1949 and held a variety of management positions within the
Telephone Operations Group. He was elected President of the GTE Telephone Operations Group in 1981, Senior Vice President of GTE and President and Chief Operating Officer of its Telephone Operations Group in December 1983, President and Chief Operating Officer of GTE in March 1986 and became Chairman and Chief Executive Officer in May 1988. Mr. Johnson is a Director of MONY (The Mutual Life Insurance Company of New York), Valero Energy Corporation, Harte-Hanks Communications, Inc., The Finover Group, Walter Industries, Inc. and CellStar Corporation. He is also a Trustee of the Joint Council on Economic Education. Mr. Johnson is a member of the Audit Committee, the Pension Trust Coordinating Committee and the Strategic Issues, Planning and Technology Committee of GTE.

JAMES L. KETELSEN    Retired Chairman of Tenneco Inc. Mr. Ketelsen retired as
66      1986         Chairman of Tenneco in 1992. He was elected Executive
                     Vice President -- Finance of Tenneco Inc. in 1972 and was appointed Chairman and Chief Executive
Officer in 1978. He is a Director of J.P. Morgan & Co. Incorporated and its principal subsidiary, Morgan Guaranty Trust Company of New York, and of Sara Lee Corporation and a Trustee of Northwestern University. Mr. Ketelsen is Chairman of the Pension Trust Coordinating Committee and a member of the Executive Compensation and Organizational Structure Committee and the Public Policy Committee of GTE.

CHARLES R. LEE       Chairman and Chief Executive Officer. Mr. Lee joined GTE
57      1989         in 1983 as Senior Vice President -- Finance and in 1986
                     he was named Senior Vice President -- Finance and
                     Planning. He was elected President and Chief
Operating Officer, effective January 1, 1989, and became Chairman and Chief Executive Officer in 1992. Prior to joining GTE, he held various financial and management positions in the steel, transportation and entertainment industries. Mr. Lee is a Director of United Technologies Corporation, USX Corporation and The Procter & Gamble Company. He is a member of the Business Roundtable, a Trustee of the Board of Trustees of Cornell University, a Trustee of the National Planning Association, a member of the New American Realities Committee of the National Planning Association, a member of The Conference Board, Harvard Business School's Board of Directors of the Associates, and a Director of the Stamford Hospital Foundation. Mr. Lee is a Personal Trustee of the GTE Foundation and a member of the Strategic Issues, Planning and Technology Committee of GTE.

                                    ITEM 2.

  The following resolution will be offered by the Board of Directors at the meeting:

  RESOLVED: That the appointment of Arthur Andersen LLP by the Board of Directors of the Corporation to conduct the annual audit of the financial statements of GTE Corporation and its subsidiary companies for the year ending December 31, 1997 is ratified, confirmed and approved.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

  The Board of Directors first appointed Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, as its auditors in 1935 and has reappointed the firm as auditors each succeeding year to date. As a result of Arthur Andersen's reputation in the auditing field and its knowledge of GTE's operations, the Board of Directors is convinced that the firm has the necessary personnel, professional qualifications and independence to act as GTE's auditors. Accordingly, the Board has again selected Arthur Andersen as GTE's auditors for the year 1997 and recommends that the shareholders ratify and approve the selection. Arthur Andersen's fees for recurring auditing and tax services for GTE and all of its subsidiaries for the year ended December 31, 1996 are estimated at $10 million.

  In the event this resolution does not receive the necessary vote for adoption, or if for any reason Arthur Andersen ceases to act as auditors for GTE, the Board of Directors will appoint other independent public accountants as auditors. Representatives of Arthur Andersen will attend the Annual Meeting. They will have the opportunity to make a statement and also will be available to respond to appropriate questions from shareholders at the Annual Meeting.

                                    ITEM 3.

GTE CORPORATION 1997 EXECUTIVE INCENTIVE PLAN

  The Board of Directors of the Corporation recommends approval of the GTE Corporation 1997 Executive Incentive Plan ("1997 EIP"). The primary purposes for seeking shareholder approval of the changes incorporated in the 1997 EIP are to comply with the provisions of the performance-based compensation exemption from the tax deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and to obtain approval for the issuance of the shares of GTE Common Stock under the 1997 EIP. The 1997 EIP is designed to replace the EIP originally approved by shareholders in 1978.

  The complete text of the 1997 EIP appears as Exhibit A to this Proxy Statement. The main features of the 1997 EIP are outlined below, but the outline is qualified by reference to the complete text of the plan.

 Purpose

  The primary purpose of the 1997 EIP is to facilitate the Corporation's ability to achieve its short-term financial and operating goals by offering key employees annual incentive opportunities. Under the 1997 EIP, awards will be made based on the achievement of key goals at the corporate, business unit, and/or individual level.

  The Executive Compensation and Organizational Structure Committee (the "Committee") and the Board have assessed the results of the predecessor to the 1997 EIP and believe that the 1997 EIP represents an important motivational tool to facilitate the Corporation's ability to achieve short-term financial goals. They further believe that the 1997 EIP supports the Corporation's philosophy of rewarding individual achievement and linking compensation with results: i.e., paying average compensation for average results and above-average compensation for above-average results. Accordingly, the 1997 EIP offers compensation that is "at risk".

  In addition, by enabling the Corporation to retain and attract the highest level of qualified executives, the 1997 EIP will be a key factor in the Corporation's continued success.

 Administration and Participation

  The Committee is responsible for administering the 1997 EIP and for selecting as participants those officers and key employees of GTE and related companies who are able to affect GTE's results. Approximately 1,300 officers and key employees of GTE will be eligible for selection as participants in the 1997 EIP. The Committee may delegate its authority to persons other than its members. Any person to whom the Committee delegates its authority may receive awards under the 1997 EIP only if the awards are granted directly by the Committee without delegation.

 Limitation on Awards

  Under the 1997 EIP, no awards may be made for any plan year in which GTE's return on equity ("ROE") does not exceed 8%. The 1997 EIP also limits the aggregate amount that may be awarded in any plan year. If ROE exceeds 8%, the Committee may establish an award pool equal to 5% of GTE's consolidated net income ("CNI"), representing the maximum amount available to pay awards
(the "EIP Award Pool"). In determining the amount of the EIP Award Pool, the Committee will not consider CNI in excess of $5 billion. However, the Committee may reduce CNI for the purpose of calculating the EIP Award Pool. The Committee may also authorize awards that total less than the EIP Award Pool.

  The 1997 EIP also establishes a restriction on the maximum award a participant may receive. The maximum award is determined by the participant's annual base salary on the last day of the plan year in accordance with the following table:

                                                               PERCENTAGE OF EIP
     SALARY POSITION                                              AWARD POOL
     ---------------                                           -----------------
     Highest paid.............................................       3.50%
     2nd & 3rd highest paid...................................       2.50%
     4th & 5th highest paid...................................       1.25%
     6th through 25th highest paid............................        .85%

  Each other participant shall be limited to a maximum award that is less than .50% of the EIP Award Pool, as determined by the Committee. The Committee may reduce the maximum award for any participant. Moreover, the total of the maximum awards for any plan year cannot exceed 100% of the EIP Award Pool for that plan year. The Committee may also grant dividend equivalents in respect of awards that are denominated in stock units.

 Payment of Awards

  In determining the awards to be paid to participants, the Committee considers GTE's financial and operating performance for the plan year, the performance of the participant's business unit and the participant's achievement in relation to established goals.

  The Committee may authorize payment to a participant of less than the participant's maximum award and may provide that a participant will not receive any award payment.

  The Committee will determine the date on which awards are payable and whether awards will be paid wholly in cash, wholly in shares of GTE Common Stock or partly in cash and partly in shares. The Committee may permit and/or require that a participant defer payment of all or a portion of his or her award subject to any conditions prescribed by the Committee. If awards are paid in shares, the Committee shall determine whether the shares will be subject to restrictions on transfer and/or provisions regarding forfeiture.

  No awards have been granted under the 1997 EIP. It is not possible to determine the awards which would have been made to any individual or group in addition to or in substitution for those granted under the EIP if the 1997 EIP had been in effect for 1996.

 Limitation on Number of Shares

  To provide for the potential that awards under the 1997 EIP may be paid in shares of GTE Common Stock, if shareholders approve the 1997 EIP, GTE will be authorized to issue up to 3,000,000 shares under the 1997 EIP. In addition, under the 1997 EIP, any shares tendered or withheld in satisfaction of withholding tax obligations, any shares forfeited or cancelled in accordance with the terms of an award and any shares repurchased by the Corporation for issuance by employee plans and allocated to the 1997 EIP, will be available for issuance under the 1997 EIP.

  Shares of GTE Common Stock will be considered to be issued under the 1997 EIP only when the shares are actually issued to a participant.

 Amendment or Termination of the Plan

  Unless it is terminated earlier, the 1997 EIP will remain in effect until the close of business on the date of GTE's annual meeting of shareholders in the year 2007. Prior to that date, the Board may, from time to time, alter, amend, suspend or terminate the 1997 EIP, subject to the 1997 EIP's Change in Control provisions discussed below. Termination of the 1997 EIP will not cause any previously granted awards to terminate. These awards will continue to be governed by the terms of the 1997 EIP and the specific provisions pertaining to the awards. However, the Board may not, without approval of GTE's shareholders, amend the 1997 EIP to increase the number of shares that may be issued under the 1997 EIP.

  If certain events occur, the Committee may adjust previously granted awards and the number and type of securities that may subsequently be issued under the 1997 EIP to prevent dilution or enlargement of the benefits available under the 1997 EIP. These events include, but are not limited to, a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the exercisability of stock purchase rights under the Rights Agreement dated December 7, 1989 between GTE and The First National Bank of Boston, as successor Rights Agent (the "Rights Plan"), the issuance of warrants or other purchase rights, and other similar events.

 Change in Control

  In order to protect the rights of participants, the 1997 EIP provides that, in the event of a Change in Control of GTE as described on pages 18 and 19, all then-outstanding awards will immediately become nonforfeitable and payable unless the participant elects to defer receipt of the award under the deferral regulations applicable to the 1997 EIP. The amount of the award will be equal to the average percentage of the normal payment under the 1997 EIP or the EIP that the participant earned for the three years prior to the Change in Control (or, if less, the number of such years the employee participated in the 1997
EIP) multiplied by the normal payment for the year in which the Change in Control occurs for the participant's salary level in effect at the time of the Change in Control.

  Moreover, after the date of a Change in Control, a participant, former participant or beneficiary may apply to the trustee of the GTE Service Corporation Benefits Protection Trust for assistance in enforcing his or her rights and pursuing any claims he or she may have under the terms of the 1997 EIP.

  These Change in Control provisions are automatically renewed for a one-year period on each successive July 1 unless by December 31 of the preceding year the Board adopts a resolution terminating renewal of the provisions. However, if a Change in Control occurs while the Change in Control provisions are in effect, these provisions will remain in effect until all rights of the participants and obligations of GTE (or its successor) have been satisfied.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE FOREGOING PROPOSAL.

                                    ITEM 4.

GTE CORPORATION 1997 LONG-TERM INCENTIVE PLAN

  The Board of Directors of the Corporation recommends approval of the GTE Corporation 1997 Long-Term Incentive Plan (the "1997 LTIP"). The shareholders last approved a long-term incentive plan in 1991, the 1991 LTIP. The 1997 LTIP's provisions permit participation by GTE's broad employee population (including employees covered by collective bargaining agreements), define an award pool and introduce individual award limits, and eliminate the ability to grant stock options at a discount to fair market value. The primary purposes for seeking shareholder approval of the 1997 LTIP are to comply with the provisions of the performance-based compensation exemption from the tax deduction limit imposed by Section 162(m) of the Code, and to obtain approval for the issuance of additional shares of GTE Common Stock in connection with grants of stock options to all eligible employees of GTE under the 1997 LTIP. The 1997 LTIP is designed to replace the 1991 LTIP.

  The complete text of the 1997 LTIP appears as Exhibit B to this Proxy Statement. The main features of the 1997 LTIP are outlined below, but the outline is qualified by reference to the complete text of the plan.

 Purpose

  The primary purpose of the 1997 LTIP is to enhance the Corporation's ability to achieve superior financial performance by offering participants incentives to bring about such results.

  As discussed under Item 3, the Committee and the Board of Directors have determined that a portion of compensation should have a direct link to the success of the Corporation, thus aligning the interests of the Corporation's employees with those of the Corporation's shareholders. They also have determined that, as an employee's ability to influence financial results increases, a greater portion of the employee's compensation should be subject to risks that are similar to those that apply to shareholder investments. Accordingly, compensation under the 1997 LTIP supports the Corporation's philosophy of linking compensation to results and paying average compensation for average results and above-average compensation for above-average results.

 Administration and Participation

  The Committee is responsible for administering the 1997 LTIP and for selecting as participants individuals who are officers and other employees of the Corporation and related companies. All of the approximately 102,000 employees of GTE will be eligible for selection as participants in the 1997 LTIP. The Committee may delegate its authority to persons other than its members. Any person to whom the Committee delegates its authority may receive awards under the 1997 LTIP only if the awards are granted directly by the Committee without delegation.

 Awards

  The Committee has the authority to grant various types of awards under the 1997 LTIP. These types of awards include:

  . Stock Options -- Each stock option represents the right to purchase a specified number of shares of GTE Common Stock at a fixed grant price that cannot be less than the fair market value of the shares on the grant date. The maximum term of a stock option is 10 years from the date of grant.

    The 1997 LTIP authorizes the Committee to grant non-qualified stock options. In addition, the Committee may grant incentive stock options that comply with the requirements of Section 422(b) of the Code. The Committee is authorized under the 1997 LTIP to grant incentive stock options with respect to up to 15,000,000 shares. Additionally, the Committee may grant a right to purchase additional shares upon the surrender of shares previously held by the participant.

  . Stock Appreciation Rights -- The Committee may grant stock appreciation rights ("SARs") which represent the right to receive upon the surrender of the right an amount that does not exceed the excess of the market price, on date of surrender, over the grant price for the number of shares for which the SAR is exercised. The grant price may not be less than the fair market value of the shares covered by the SAR on the date the SAR was granted. The maximum term of a SAR is 10 years from the date of grant.

  . Performance Bonuses -- The Committee may grant performance bonuses linked to the performance of GTE over a multi-year performance cycle. Each performance cycle typically has a duration of 3 years and may overlap with other cycles.

  . Other Stock-Based Awards -- The Committee has the authority to grant other stock-based awards that are denominated, payable in, valued in whole or in part by reference to, or otherwise related to shares of GTE Common Stock. The Committee may determine that stock-based awards may not require the payment of any additional consideration by the participant (other than the participant's services).

  An award may be accompanied by an award agreement that sets forth particular terms relating to the award.

 Payment of Awards

  The Committee will determine the date on which awards are payable and whether awards will be paid wholly in cash, wholly in shares of GTE Common Stock or partly in cash and partly in shares. The Committee may permit and/or require a participant to defer payment of all or a portion of his or her award subject to any conditions prescribed by the Committee. If awards are paid in shares, the Committee shall determine whether the shares will be subject to restrictions on transfer and/or provisions regarding forfeiture of the shares.

  No awards have been granted under the 1997 LTIP. It is not possible to determine the awards which would have been made to any individual or group in addition to or in substitution for those granted under the 1991 LTIP if the 1997 LTIP had been in effect for 1996.

 Limitation on Number of Shares

  If the shareholders approve the 1997 LTIP, GTE will be authorized to issue up to 43,000,000 shares of GTE Common Stock under the 1997 LTIP. Shares will be considered to be issued under the 1997 LTIP only when the shares are actually issued to a participant. Additionally, any shares tendered or withheld in payment of all or part of a stock option granted under the 1997 LTIP or the 1991 LTIP or in satisfaction of withholding tax obligations, any shares forfeited or canceled in accordance with the terms of an award under the 1997 LTIP or the 1991 LTIP and any shares repurchased by the Corporation for issuance by employee plans and allocated to the 1997 LTIP, will be available for issuance under the 1997 LTIP. Shares that were authorized under the 1991 LTIP and not issued or covered by awards under the 1991 LTIP are not available for issuance under the 1997 LTIP.

  The Committee cannot grant awards that require GTE to issue more than 5,000,000 shares with respect to awards other than stock options and SARs.

  No individual may receive stock options and SARs in any 5-year period that relate to more than 5% of the 43,000,000 shares authorized for use under the 1997 LTIP.

 Limitation on Awards

  No performance bonus awards will be made unless the Corporation's cumulative consolidated net income ("CCNI") for a 3-year performance cycle exceeds $5 billion. The 1997 LTIP also establishes a limit on the amount of cash awards that may be made with respect to any 3-year cycle. The limitation is equal to 3% of CCNI, taking into consideration only up to $15 billion of CCNI (the "LTIP Award Pool"). These $5 billion and $15 billion amounts will be proportionately increased (or reduced) to reflect performance cycles longer (or shorter) than three years. In addition, the Committee has the discretion to reduce the size of the LTIP Award Pool.

  The maximum award that an individual participant may receive is determined by the participant's annual base salary on the last day of the performance cycle in accordance with the following table:

     SALARY POSITION                               PERCENTAGE OF LTIP AWARD POOL
     ---------------                               -----------------------------
     Highest paid.................................             3.50%
     2nd & 3rd highest paid.......................             2.50%
     4th & 5th highest paid.......................             1.25%
     6th through 25th highest paid................              .85%

  Each other participant shall be limited to a maximum award that is less than .50% of the LTIP Award Pool, as determined by the Committee. Moreover, the total of the maximum awards for any performance cycle cannot exceed 100% of the LTIP Award Pool for that performance cycle.

  The Committee may reduce the maximum performance bonus for any participant. Additionally, the Committee may reduce the amount of an individual's performance bonus award or pay no bonus at all.

  In determining the final value of awards to be paid to participants, the Committee may consider such criteria as it deems appropriate, including, for example, financial performance for the performance cycle as determined by such measures as EPS growth, revenue growth, average ROI, EBITDA growth, shareholder return either in absolute terms or in relation to a peer group of companies and such other factors as the Committee deems relevant to determine the Corporation's performance.

  Approval of the 1997 LTIP shall constitute approval of the performance bonuses for the 1995-1997 and 1996-1998 performance cycles, which were granted subject to shareholder approval and which will be governed by the 1997 LTIP following its approval by shareholders.

 Amendment or Termination of the Plan

  Unless it is terminated earlier, the 1997 LTIP will remain in effect until the close of business on the date of GTE's annual meeting of shareholders in the year 2007. Prior to that date, the Board may from time to time, alter, amend, suspend or terminate the 1997 LTIP, subject to the Change in Control provisions discussed below. However, the Board may not, without approval of shareholders, amend the 1997 LTIP to increase the number of shares that may be issued under the 1997 LTIP, reduce the minimum grant price, or increase the maximum permissible term of any award. If the Board terminates the 1997 LTIP, any previously granted awards shall remain in effect and continue to be governed by the terms of the 1997 LTIP and any applicable award agreements.

  If certain events occur, the Committee may adjust previously granted awards and the number and type of securities that may subsequently be issued under the 1997 LTIP to prevent dilution or enlargement of the benefits available under the 1997 LTIP. These events include, but are not limited to, a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities, the exercisability of stock purchase rights under the Rights Plan, the issuance of warrants or other purchase rights, and other similar events.

 Change in Control

  In order to protect the rights of participants, the 1997 LTIP provides that in the event of a Change in Control of GTE as described on pages 18 and 19, all then-outstanding stock options and SARs will immediately become exercisable in full and all then-outstanding awards will immediately become nonforfeitable and payable. The amount of any then outstanding performance bonus awards will be calculated as though the relevant performance targets have been achieved and as though the target award will be paid, and the total of all projected dividend equivalents on such then-outstanding awards, shall immediately become nonforfeitable and payable unless the participant elects to defer receipt of the award under the deferral regulations applicable to the 1997 LTIP.

  Moreover, after the date of a Change in Control, a participant, former participant or beneficiary may apply to the trustee of the GTE Service Corporation Benefits Protection Trust for assistance in enforcing his or her rights and pursuing any claims he or she may have under the terms of the 1997 LTIP.

  These provisions are automatically renewed for a one-year period on each successive July 1 unless by December 31 of the preceding year the Board adopts a resolution terminating renewal of the provisions. However, if a Change in Control occurs while the Change in Control provisions are in effect, these provisions will remain in effect until all rights of the participants and obligations of GTE (or its successor) have been satisfied.

 Federal Income Tax Consequences

  No income is recognized by a participant or GTE upon the grant of a non-qualified stock option, an incentive stock option or a SAR under the 1997 LTIP.

  Under current tax law, if a participant exercises a non-qualified stock option or, alternatively, the SARs related to that option, he or she will recognize income on the difference between the fair market value of GTE Common Stock on the date of exercise and the grant price. GTE will be entitled to a tax deduction equal in amount to the income recognized by the participant. Income taxes and other payroll taxes are required to be withheld by GTE from the income recognized.

  No income is recognized by a participant upon the exercise of an incentive stock option. However, the difference between the fair market value of GTE Common Stock on the date of exercise and the grant price is a tax preference item that must be considered in determining whether the participant is subject to the alternative minimum tax. If the participant does not dispose of the shares acquired through the exercise of an incentive stock option within two years after the date of grant or one year after the exercise date, the income recognized on the date of sale will be subject to tax as a capital gain (presently a 28% tax rate). If the above holding period requirements are not met, part or all of the income recognized on the date of sale will be subject to tax as ordinary income (presently a 39.6% maximum marginal tax rate) and GTE will be entitled to a tax deduction of equal amount.

  An incentive stock option becomes a non-qualified stock option if it is exercised more than three months after the participant has terminated his or her employment with GTE (twelve months if termination is due to disability). The SARs related to incentive stock options are taxed in the same way as the SARs related to non-qualified stock options. The participant is responsible for the payment of income taxes that result from the sale of GTE Common Stock purchased with incentive stock options.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE FOREGOING PROPOSAL.

                                    ITEM 5.

  Mr. John J. Gilbert, representing 300 shares of GTE Common Stock and/or Margaret R. Gilbert, representing 300 shares of GTE Common Stock and Margaret
R. Gilbert and John J. Gilbert representing Corporate Democracy, Inc. (a not-for-profit-corporation), 29 East 64th Street, New York, New York 10021-7043, for 300 shares of GTE Common Stock; and Margaret R. and/or John J. Gilbert trustees under the will of Samuel Rosenthal for 1,400 shares of GTE Common Stock; and M Allan Frank, 6882 East Center Avenue, Denver, Colorado 80224-1503, representing 100 shares of GTE Common Stock; and Edward and/or Edith Rudy, Box 7077, Yorkville Station, New York, New York 10128-7077, who state that they are the beneficial owners of 519.262 shares of GTE Common Stock, have informed GTE that they intend to propose the following resolution at the Annual Meeting. The proposed resolution and supporting statement, for which the Board of Directors and GTE accept no responsibility, are as follows:

  "RESOLVED: That the stockholders of GTE Corporation, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the needed steps to provide that at future elections of directors new directors be elected annually and not by classes as is now provided and that on expiration of present terms of directors their subsequent election shall also be on an annual basis."

  The following is the statement submitted in support of this proposal:

  "Continued, very strong support along the lines we suggest were shown at the last annual meeting when 38.48%, an increase over the previous year, 40,988 owners of 251,681,811 shares, were cast in favor of this proposal. The vote against included 41,186 unmarked proxies.

  ARCO to its credit, voluntarily ended theirs stating that when a very high percentage (34.6%) desired it to be changed to an annual election it was reason enough for them to change it. Several other companies have also followed suit such as: Pacific Enterprises, Katy Industries, Hanover Direct and others. A few years ago my resolution on the subject was withdrawn when the Westinghouse directors agreed to end their stagger system. At the Lockheed-Martin merger the stagger system was ended and also at a special meeting of First Commerce Corporation in 1995. Further, Alleghany Power System tried to put in a stagger system, as well as take away cumulative voting, and the stockholders defeated it, showing stockholders are interested in their rights. Ameritech is one of the latest to end their stagger system.

  Because of the normal need to find new directors and because of environmental problems and the avalanche of derivative losses and many groups desiring to have directors who are qualified on the subjects, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carry out the CERES 10 points. The 11th, in our opinion, should be to end the stagger system of electing directors and to have cumulative voting.

  Equitable Life Insurance Company, which is now called Equitable Companies, converted from a policy owned company to a public stockholder meeting. Thanks to AXA, the comptrolling French insurance company not wanting it they now do not have a staggered board.

  Orange and Rockland Utility Company had a terrible time with the stagger system and its 80% clause to recall a director. The chairman was involved in a scandal effecting the company. Not having enough votes the meeting to get rid of the chairman had to be adjourned. Finally, at the adjourned meeting enough votes were counted to recall him.

  If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

  The Board of Directors continues to believe that a staggered board where approximately one-third of the directors are elected annually is in the best interests of the Corporation and its shareholders. Unlike companies that have had a staggered board since their incorporation, GTE submitted the creation of a staggered board to the vote of its shareholders at a special meeting in 1986. Approximately 75.6% of the Corporation's shares voted at that meeting voted to approve the creation of a staggered board. This proposal seeks to reverse that action.

  GTE believes that this system helps provide continuity and stability of GTE's management and policies. It also contributes to more effective long-term strategic planning because it ensures that at least two-thirds of the directors at any one time will have prior experience as directors of GTE and in-depth knowledge of the Corporation and its business. In an industry like telecommunications that is facing an era of unprecedented changes, including increased competition and rapidly evolving technologies, GTE feels strongly that such continuity and stability will serve it well. In addition, this system permits directors to effectively represent the interests of all shareholders in a variety of circumstances, including those created by a minority shareholder.

                                    ITEM 6.

  GTE has been notified by the Ursuline Provincialate Eastern Province of the United States, Inc., St. Mary's Hall, 323 East 198th Street, Bronx, New York 10458-3105, which states that it is the owner of 100 shares of GTE Common Stock; the Congregation of the Sisters of Charity of the Incarnate Word, 6510 Lawndale, Houston, Texas 77223-0969, which states that it is the owner of 1,400 shares of GTE Common Stock; the Sisters of Charity of Saint Vincent de Paul, Mount St. Vincent Motherhouse, 150 Bedford Highway, Halifax, Nova Scotia B3M3J5, Canada, which states that it is the owner of 6,000 shares of Common Stock; the General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201, which states that it is the owner of 227,210 shares of GTE Common Stock; the Sisters of Charity of Saint Elizabeth, P.O. Box 476, Convent Station, New Jersey 07961-0476, which states that it is the owner of 2,069 shares of GTE Common Stock; Servants of Mary, 1000 College Avenue West, Ladysmith, Wisconsin 54848 which states that it is the owner of 7,000 shares of GTE Common Stock; and Delcy L. Steffy, 54 Plachman Lane, Woodstock, New York 12498, who states that she is the owner of 25 shares of GTE Common Stock; that they intend to propose the following resolution at the Annual Meeting. The proposed resolution and supporting statement, for which the Board of Directors and GTE accept no responsibility, are as follows:

  "WHEREAS in fiscal year 1995 the United States supplied $9.930 billion worth of weapons in actual deliveries of arms sales abroad.

  WHEREAS the last three times the U.S. sent troops into combat in significant numbers (Panama, Iraq, and Somalia), they faced adversaries that received U.S. weapons or military technology in the period leading to the conflict.

  WHEREAS U.S. weapons supplied to anti-Communist rebels in Angola and Afghanistan under the Reagan Doctrine have been used for devastating civil war; in the Afghan case, U.S.-supplied Stinger missiles turned up on the international black market as prized items sought by all manner of rebel groups and terrorist organizations ("Sale of the Century', Commonweal, William
D. Hartung, 5/20/94). "U.S. Weapons at War: United States Arms Deliveries to Regions in Conflict' (World Policy Institute, 1995) shows that the U.S. was a major arms supplier in one-third of the 50 ethnic and territorial conflicts currently raging. The study says that some 45 parties involved in the conflicts purchased over $42 billion in U.S. arms in the last ten years.

  WHEREAS our company ranked 20 among Department of Defense-leading corporations with contracts in excess of $633.1 million.

  WHEREAS this resolution received nearly 22% of the vote last year.

  RESOLVED the shareholders request the Board of Directors to provide a comprehensive report on GTE's foreign military sales. The report, prepared at reasonable cost, should be available to all shareholders by December 1997, and may omit classified and proprietary information."

  The following is the statement submitted in support of this proposal:

  "Global security is security of people. The cold-war notion of using arms sales to maintain balances of power or to support allies has been discredited by 1990's experience, when alliances, governments and boundaries in large parts of the world are in flux.

  We are disturbed at industry's claims and lobbying efforts asserting that the only way to keep jobs is to promote foreign military sales. We believe such statements are inconsistent with co-production agreements and transfers of technology to foreign companies. Offset arrangements on major sales often give business to overseas suppliers. Such contracts with foreign companies/governments have harsh repercussions on U.S. workers during this time of accelerated down-sizing of our workforce.

  Therefore, it is reasonable for shareholders to ask:

  1. Criteria used to promote foreign military sales.

  2. Procedures used to negotiate sales directly with foreign governments or through the U.S. government. For example, what determines which weapons are direct commercial arms sales and what must be negotiated through the Pentagon? What percentage is commercial arms sales and what is foreign military sales?

  3. Categories of military equipment exported for the past three years, with as much statistical information as is permissible, contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

  4. Analysis of legislation establishing a code for U.S. arms transfers (e.g., no sales to governments that violate human rights of their own citizens, engage in aggression against neighbors, come to power through undemocratic means or ignore international arms-control arrangements)."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

  GTE is a telecommunications company that offers a wide variety of products and services including local and long distance telephone service, wireless communications service, air to ground communications and telecommunications systems and design services. GTE does not manufacture or sell weapons to any government in the United States or abroad. As of December 31, 1996, GTE's total assets were approximately $38 billion, its total revenues and sales were approximately $21.3 billion and its net income was approximately $2.8 billion. For the year 1996, GTE's sales of products and services that GTE believes could possibly be characterized as foreign military sales within the scope of the foregoing proposal amounted to considerably less than one half of one percent of each of GTE's total assets and total revenues and sales, and less than 2% of its net income. Again, none of those sales involved weapons.

  GTE has acted and will continue to act as a socially responsible and ethical corporate citizen not only in its military contracting but in all its business activities. GTE has in place a comprehensive ethics program which requires compliance with applicable laws. These laws include stringent federal regulations governing contracts with foreign governmental and military entities, as well as laws of any foreign country with which it does or proposes to do business. GTE also conducts ongoing training programs to ensure that its employees understand and are aware of the requirements under this program.

  GTE believes that the defense needs and foreign policy of the United States are properly the responsibility of our government and our duly elected public officials. As a responsible corporate citizen, however, GTE is proud to be able to supply communications and electronic systems which help to protect the United States, its military forces and our allies and expects to continue to support the U.S. Government and to offer its products and services in defense of the United States, the American people and their interests. For the reasons cited above, GTE does not believe that the kind of reporting proposed is warranted, or that it would provide significant, relevant information to shareholders in any case. Accordingly, GTE recommends a vote against this proposal.

                                    ITEM 7.

  GTE has been notified by the International Brotherhood of Electrical Workers Telephone Coordinating Counsel No. 2, c/o Schuchat, Cook & Werner, The Shell Building, Second Floor, 1221 Locust Street, Saint Louis, Missouri 63103-2364, representing 60 shares of GTE Common Stock, that it intends to propose the following resolution at the Annual Meeting. The proposed resolution and supporting statement, for which the Board of Directors and GTE accept no responsibility, are as follows:

  "BE IT RESOLVED: That the shareholders of GTE Corporation (Company) urge the Board of Directors to redeem the stockholder rights issued pursuant to the "Shareholder Rights Plan' unilaterally adopted by the Board of Directors, unless the Shareholder Rights Plan is approved by a majority of the voting shares at a meeting of the Shareholders held as soon as practical."

  The following is the statement submitted in support of this proposal:

  "We strongly believe that our Company's financial performance is closely linked to its corporate policies and procedures, and the level of accountability they impose. We believe our Company's Shareholder Rights Plan, commonly called a "poison pill,' is contrary to good corporate governance policy.

  Our Company's poison pill is an extremely powerful anti-takeover device. It effectively prevents a change in control of our Company, without the approval of the board of directors. We believe such a measure injures stockholders, by reducing management accountability. This can adversely affect shareholder value.

  GTE's poison pill effectively prevents a change in control of our Company, unless endorsed by the board of directors. It does so by allowing the board of directors to unilaterally cut the value of company stock, when any of the following actions is taken without management approval. (1) Any person or group acquires or commences a tender or exchange offer for 20% or more of the GTE common stock. (2) Any person or group acquires 10% or more of GTE common stock and executes an agreement with GTE relating to a merger or other business combination. This threat of dilution forces investors to negotiate a potential acquisition with management, instead of making their offer directly to the stockholders. We believe poison pills can pose such an obstacle to a takeover that management becomes entrenched. We believe that entrenchment of management and the lack of accountability that results can adversely affect shareholder value.

  In the past five years, shareholder proposals to redeem or allow shareholder votes on poison pills have received majority support at 32 U.S. publicly traded companies. The following is a list of some of those companies that received a majority vote in 1994 and 1995 alone; Advanced Micro Devices, Baker Hughes, Community Psychiatric Center, Consolidated Natural Gas, Fleming, Intel, Rite Aid, Rowan, Ryder, Super Value, Wellman and Weyerhaeuser. Furthermore, since 1990, Philip Morris, Time Warner, United Technologies, Lockheed and La Quinta Inns have voluntarily redeemed their poison pills. None of these companies have experienced abusive takeover tactics after doing away with their poison pills.

  We strongly believe that it is the shareholders (who are the owners of the company), not the directors and managers who should have the right to decide what is or is not a fair price for their shareholdings. Poisons pills take this decision away from the shareholders by forcing potential buyers to negotiate with management through the threat of severe dilution.

                    WE URGE YOU TO VOTE FOR THIS PROPOSAL."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

  The Board of Directors entered into the Rights Agreement in 1989 (the "Rights Plan") to protect all of the Corporation's shareholders from abusive takeover practices and unfair treatment of minority shareholders. The Rights Plan encourages a potential bidder for the Corporation to negotiate with the Board in order to avoid triggering the provisions of the Rights Plan. This feature helps ensure that the Board will have adequate time to evaluate any unsolicited offer and to ensure that all shareholders are treated fairly.

  The existence of the Rights Plan will not prevent an offer to acquire the Corporation at a fair price. A number of companies with rights plans have received unsolicited offers and have redeemed their rights after they have been satisfied that the offer, as negotiated by their board of directors, adequately reflected the underlying value of the company and provided that value fairly and equitably to all shareholders. This empirical evidence emphasizes that the existence of the Rights Plan simply enhances a board's ability to negotiate effectively with a potential acquiror in order to maximize the long-term value of the corporation for its shareholders and insure that they are all treated equally and fairly in any acquisition.

  A substantial number of U.S. corporations of all sizes have determined that, in the event of an unsolicited offer to acquire the company, a rights plan helps discourage abusive conduct and assists directors in fulfilling their fiduciary responsibilities to all shareholders. In adopting the Rights Plan, the Board sought, received and carefully evaluated the advice of experienced independent legal and financial advisors. The Board also drew upon its collective experiences with other corporations and situations and its in-depth knowledge of GTE's business, prospects and circumstances. The Board has drawn upon those same resources and, in addition, the actual experiences of other large publicly-held corporations in determining to support recommending the continued existence of the Rights Plan.

  The Board strongly disagrees with the proponent's assertion in its supporting statement that the Rights Plan reduces the accountability of management to the shareholders or relieves management from the task of seeking maximum shareholder value. The Board recognizes its fiduciary duty to GTE's shareholders to evaluate the merits of any acquisition proposal and believes that the proper time to consider redemption of the rights issuable under the Rights Plan is when a specific offer is made to acquire the Corporation. To eliminate the Rights Plan at this time would unnecessarily remove an important tool of the Board in fulfilling its fiduciary duty and thereby diminish protection for GTE's shareholders.

  Moreover, the Board believes that there is no convincing evidence that the adoption of a rights plan has a negative effect on the market value of a company's stock. Rather, the Board believes there is strong empirical evidence that such plans better position directors to negotiate the most attractive and fairest price for all shareholders.

  The Board of Directors continues to consider the Rights Plan to be in the best interests of all shareholders. The Board believes that the Rights Plan represents a sound and reasonable means of protecting both a shareholder's right to retain an equity investment in GTE and full value of that investment, while not preventing an offer to acquire the Corporation at a fair price and upon terms that treat all shareholders fairly and equitably.

                                    ITEM 8.

  GTE has been notified by Local Union 824, International Brotherhood of Electrical Workers (the owner of record of at least 100 shares of GTE Common Stock), 6603 East Chelsea Street, Tampa, Florida 33610, and sponsors Guy A. Langlais, 5158 Lancewood Drive, Sarasota, Florida 34232, Harrison L. Thornhill, 3200 Lucerne Park Road, Winter Haven, Florida, 33880, Richard O'Lone, 1833 Oakdale Lane S., Clearwater, Florida 34624, and Linda K. Shirley, 3605 W. Reynolds, Plant City, Florida, 33567, that they intend to propose the following resolution at the Annual Meeting. The proposed resolution and supporting statement, for which the Board of Directors and GTE accept no responsibility, are as follows:

  "WHEREAS, in 1994 Mr. Lee, C.E.O. of G.T.E., did in fact enjoy an increase in total compensation of approximately $1,465,114 (55.0%) (including the difference in the value of options granted in 1993 and 1994 as determined using a Black-Scholes model);

  WHEREAS, in 1994 Mr. Foster, President of G.T.E.'s Telops Group, did in fact enjoy an increase in total compensation of approximately $1,253,262 (72.0%) (including the difference in the value of options granted in 1993 and 1994 as determined using a Black-Scholes model);

  WHEREAS, in 1995 Mr. Lee enjoyed a 13% increase in post-retirement life insurance, from $2.3 million to $2.6 million, while the hourly employee suffered a 50% reduction in post-retirement life insurance, from $10,000 to $5,000;

  WHEREAS, we believe that the top executives are not sharing in cost cutting measures and in fact are enhancing their pay with business efficiencies which adversely affect rank and file employees;

  WHEREAS, we believe the employees feel that all business efficiencies are not being shared equally;

  RESOLVED, that the shareholders request the board of directors:

  Take all necessary steps to establish criteria to guide management in setting fair executive compensation levels whereby (a) any individual executive officer's compensation (wages, bonuses, and stock grants, options and rights) would not exceed 75 times the wages of G.T.E.'s average hourly employee and (b) that executive wages and compensation be more closely linked to company profits."

  The following is the statement submitted in support of this proposal:

  "This proposal is submitted by members and/or officers of Local 824, International Brotherhood of Electrical Workers.

  1. The economic health and viability of G.T.E. and its shareholders is intrinsically linked to the economic health and viability of the United States economy.

  G.T.E.'s success is, in large part, dependent on the corporation's ability to sell its goods and services to an affluent society. Year after year, G.T.E.'s hourly employees have had an adjusted-for-inflation wage decrease. In effect G.T.E.'s corporate strategy is denying G.T.E. itself a segment of affluent society necessary for G.T.E.'s future success.

  The huge disparity in the compensation of the Board of Directors and G.T.E.'s hourly employees is counter-productive in establishing a team approach to the competitive and technological challenges G.T.E. faces now and in the future. By establishing a link between the Board of Directors compensation and the hourly employees compensation, all G.T.E. employees and shareholders will share equitably in the fruits of G.T.E.'s labors and in the promise of a prosperous future.

  2. In order to remain competitive in a world market and limit demands on the resources of the company, top executives must become "lean and mean' in a like manner with their employees.

  The 1992 10-K report states "access lines increased by approximately 4%, these lines were serviced by 5% fewer employees.' The 1993 10-K report states that access lines increased by 15% from 1988 to 1992 while G.T.E.'s United States employment has decreased 27% in the same time period. As shareholder/employees we witness daily that "increased productivity' has come at the expense of G.T.E.'s customers.

  The years 1993, 1994 saw dramatic fluctuation in executive compensation levels without any appreciable increases in G.T.E.'s executive's productivity. It is in the best interest of G.T.E. and its' shareholders to establish criteria to insure all compensation is earned not granted."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOREGOING PROPOSAL FOR THE FOLLOWING REASONS:

  The Executive Compensation and Organizational Structure Committee (the "Committee") has adopted a compensation philosophy that relates the level of executive compensation to GTE's success in meeting annual and long-term goals, rewards individual achievement and is competitive with other major companies in the telecommunications field, as well as other industries. The objectives of this compensation philosophy are accomplished through an appropriate mix of base salary, annual bonus and long-term compensation, a portion of which is allocated to life insurance. The resulting mix places in excess of 80% of Mr. Lee's target compensation at risk. The at risk portion fluctuates based on GTE's performance and can significantly affect cash compensation. For example, between 1992 and 1993 Mr. Lee experienced nearly a 10% reduction in cash compensation. GTE and the Committee believe that this philosophy and mix of compensation enable GTE to appropriately reward superior performance and facilitate GTE's ability to attract and retain the most qualified individuals to lead its business undertakings. Reducing executive compensation and not maintaining competitive pay practices may result in a short-term savings for GTE. However, over the long-term GTE would experience an erosion of management talent as other companies continue to pay competitively and attract our highest caliber executives. GTE recognizes that in a rapidly changing industry like telecommunications this cannot be permitted to happen.

  In determining executives' compensation, the Committee reviews and relies heavily on competitive data on executive compensation and then carefully assesses both GTE's overall performance and the individual achievement of each executive. Indeed, the 1994 increase specifically reflected the narrowing of a significant competitive gap which GTE executives were experiencing in long-term compensation opportunities.

  The compensation for each of Messrs. Lee and Foster is set in accordance with these principles. The data presented in the text of the proposal do not accurately reflect Mr. Lee's actual compensation. As shown in the Summary Compensation Table on page 13, the cash compensation for Messrs. Lee and Foster increased in 1994 by approximately 38.4% and 53.6%, respectively. The text of the proposal specifies increases in total compensation which are significantly higher than these figures, because the proponents have included values assigned to the stock options awarded to Messrs. Lee and Foster. Since options can be valued by using a number of methods, each of which can yield very different results, GTE does not agree with those figures. Moreover, an individual does not derive value from an option unless the price of GTE Common Stock increases. If an individual does receive value from an option, GTE's shareholders also receive value and a strong link between executive achievement and GTE's performance is attained.

  Additionally, Mr. Lee participates in the GTE Corporation Executive Retired Life Insurance Plan. This plan provides for amounts of post-retirement life insurance based on a multiple of base salary. These multiples have been established based on practices among GTE's peer companies. As stated above, GTE must remain competitive in order to retain executive talent. Most other companies similar to GTE in size and philosophy provide supplemental executive retirement benefits.

  Accordingly, the Board of Directors believes that criteria are already in place to ensure that the compensation of GTE's executives is competitive and closely linked to GTE's performance.

  For these reasons, the Board of Directors recommends a vote against the proposal establishing a limit on compensation based upon a stated multiple of other employee compensation.

INFORMATION ABOUT ATTENDING THE MEETING

  The Annual Meeting of Shareholders will be held this year in the Ballroom of the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida. Maps showing the location of the Annual Meeting and directions to the Annual Meeting are printed on the back cover of this Proxy Statement. Directions to the Annual Meeting are also printed on the admission ticket.

  Each shareholder will need a ticket to attend the Annual Meeting. If a shareholder's stock is registered in his or her name and not in the name of a bank, broker or other third party, the shareholder will receive an admission ticket attached to his or her proxy card. This ticket must be presented in order to be admitted to the Annual Meeting.

  However, if a shareholder's stock is not registered in his or her name, the shareholder must advise the firm that is the holder of record of those shares (bank, broker or other institution holding such shares) that he or she wishes to attend the Annual Meeting. That firm must provide the shareholder with documentation showing his or her ownership of shares of GTE Common Stock as of the record date, February 25, 1997. The shareholder must bring that documentation to the Annual Meeting in order to gain admittance to the Annual Meeting.

  Shareholders whose shares are not registered in their own name should plan on arriving early to allow adequate time to have their proof of ownership reviewed prior to the start of the Annual Meeting.

  GTE will establish reasonable rules and procedures for the conduct of the Annual Meeting to ensure that there is sufficient time to address all of the items on the agenda and to facilitate an orderly meeting. Attendance at the Annual Meeting is limited to GTE's shareholders. These rules will be distributed at the Annual Meeting and will include an agenda for the Annual Meeting, procedures for maintaining order and the safety of those present and limitations on the time allotted to questions or comments by shareholders.

OTHER MATTERS

  The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy or proxies in accordance with the judgment of the Board of Directors.

  Financial statements for GTE and its consolidated subsidiaries are included in GTE's Annual Report to shareholders for the year 1996 which was mailed to shareholders beginning March 3, 1997.

  A COPY OF GTE'S 1996 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE AFTER MARCH 31, 1997 WITHOUT CHARGE TO THOSE SHAREHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING GTE. TO OBTAIN A COPY, PLEASE WRITE TO: MARIANNE DROST, SECRETARY, GTE CORPORATION, ONE STAMFORD FORUM, STAMFORD, CONNECTICUT 06904.

                                          By order of the Board of Directors,

                                                Marianne Drost
                                                   Secretary

Dated: March 3, 1997

                                                                      EXHIBIT A

                                GTE CORPORATION

                         1997 EXECUTIVE INCENTIVE PLAN

 1.  INTRODUCTION AND PURPOSE

  The primary purpose of the Plan is to facilitate the Corporation's ability to achieve its short-term financial and operating goals by offering key Employees annual incentives. Under the Plan, Awards are made based on Participants' achievement of key goals at the corporate, business unit, and/or individual level.

  The Plan shall become effective upon the approval of the Plan by the Corporation's shareholders at the Corporation's 1997 annual meeting of shareholders. Unless the Plan is terminated earlier in accordance with Section 8 hereof, the Plan shall remain in full force and effect until the close of business on the date of the Corporation's annual meeting of shareholders in the year 2007, at which time the right to grant Awards under the Plan shall terminate automatically unless the shareholders of the Corporation approve an extension or renewal of the Plan.

  The Plan includes Appendix A hereto, which includes provisions governing the Plan in the event of a Change in Control and which is hereby incorporated herein by reference.

 2.  DEFINITIONS

  Except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of the Plan:

  "Average Common Shareholders' Equity" means the sum of month-end common shareholders' equity determined in accordance with generally accepted accounting principles for the period from December 31 of the preceding Plan Year to December 31 of the current Plan Year, divided by 13. Common shareholders' equity shall be adjusted to exclude the after-tax effect of (a) losses from business combinations, (b) losses from discontinued operations (including loss on disposal of a line of business or class of customer), (c) losses from changes in accounting principles, (d) extraordinary losses, (e) restructuring charges, and (f) losses from changes in tax law. Items (a) through (f) shall be determined in accordance with generally accepted accounting principles and as disclosed in the Corporation's annual consolidated financial statements.

  "Award" means any award described in Section 5 hereof.

  "Award Pool" means, with respect to a Plan Year, 5% of CNI for the Plan Year, disregarding any CNI in excess of $5 billion.

  "Board" means the Board of Directors of the Corporation.

  "Change in Control" is defined in Appendix A to the Plan.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  "Committee" means the Executive Compensation and Organizational Structure Committee of the Board or any other committee designated by the Board to administer the Plan.

  "Common Stock" means the common stock of the Corporation, including both treasury shares and authorized but unissued shares, or any security of the Corporation issued in substitution or exchange therefor or in lieu thereof.

  "Consolidated Net Income" or "CNI" means the Corporation's net income reported in the Corporation's annual consolidated financial statements for the Plan Year, adjusted to exclude the after-tax effect of (a) losses from business combinations, (b) losses from discontinued operations (including loss on disposal of a line of business or class of customer), (c) losses from changes in accounting principles, (d) extraordinary losses, (e) restructuring charges, and (f) losses from changes in tax law. Items (a) through (f) shall be determined in accordance with generally accepted accounting principles and as disclosed in the Corporation's annual consolidated financial statements.

  "Corporation" means GTE Corporation.

  "Employee" means an individual who is employed by the Corporation or a Related Company.

  "Participant" means an Employee who has been granted an Award pursuant to the Plan.

  "Plan" means the GTE Corporation 1997 Executive Incentive Plan, as set forth herein and as it may be amended from time to time.

  "Plan Year" means the calendar year.

  "Prior Plan" means the GTE Corporation Executive Incentive Plan approved by the shareholders at the Corporation's 1993 annual meeting of shareholders.

  "Related Company" means a corporation, partnership, joint venture or other entity in which the Corporation has an ownership or other proprietary interest of at least ten percent.

  "Return on Equity" or "ROE" means CNI divided by Average Common
Shareholders' Equity for the Corporation.

  "Rights Plan" means the Rights Agreement, dated as of December 7, 1989, between the Corporation and The First National Bank of Boston (as successor Rights Agent to State Street Bank and Trust Company), as it may be amended from time to time, or any successor thereto.

  "Shares" means shares of Common Stock.

 3.  PARTICIPATION

  Only those Employees designated from time to time by the Committee shall participate in the Plan and receive Awards hereunder.

 4.  ADMINISTRATION

  (a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee shall periodically determine, in its sole discretion, the Employees who shall participate in the Plan and the terms of the Awards to be granted to Participants. All questions of interpretation and administration with respect to the Plan and the Awards thereunder shall be determined by the Committee in its sole and absolute discretion, and its determinations shall be final and binding upon all parties.

  (b) The Committee may delegate its authority under subsection (a), above, to persons other than its members to the extent it deems such action advisable. Any person to whom the Committee has delegated authority under subsection (a), above, may receive Awards only if the Awards are granted directly by the Committee without delegation.

  (c) The Committee may, in its sole discretion, promulgate general regulations and guidelines governing the administration of the Plan and Awards granted hereunder. The Committee also may establish regulations governing the deferred payment of Awards and may determine that deferred payments shall accrue interest at a rate or rates determined by the Committee and/or that deferred payments shall be deemed to be invested in Share equivalents or other hypothetical investments.

 5.  AWARDS

  (a) All Awards under the Plan shall be granted upon terms approved by the Committee. However, no Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law.

  (b) Each Award shall relate to a designated Plan Year.

  (c) A payment shall be made with respect to an Award for a Plan Year only if the ROE for the Plan Year exceeds 8%.

  (d) The sum of the Awards for a single Plan Year shall not exceed the amount in the Award Pool for that Plan Year.

  (e) A Participant's maximum Award for a Plan Year shall depend on the Participant's annual base salary on the last day of the Plan Year in relation to the annual base salary of the other employees of the Corporation and the Related Companies, as determined in accordance with the following table:

                                                                  PERCENTAGE OF
      SALARY POSITION                                              AWARD POOL
      ---------------                                             -------------
      Highest paid...............................................     3.50%
      2d & 3d highest paid.......................................     2.50%
      4th & 5th highest paid.....................................     1.25%
      6th through 25th paid......................................      .85%

If two Participants have the same annual base salary, the Participant with the greater seniority shall be deemed to have the higher annual base salary. If a Participant's base salary does not fall within one of the categories described in the foregoing table, the Participant's maximum Award for the Plan Year shall be less than .50% of the Award Pool, as determined by the Committee. The total amount of the maximum Awards for any Plan Year shall not exceed 100% of the Award Pool for that Plan Year.

  (f) The Committee may reduce, but may not increase, any of the following:

    (i) the maximum Award for any Participant,

    (ii) the size of the Award Pool, and

    (iii) the CNI for a Plan Year.

  (g) The Committee may, from time to time, grant dividend equivalents in respect of Awards.

 6.  PAYMENT OF AWARDS

  (a) Unless otherwise determined by the Committee, in its sole discretion, a Participant shall have no right to receive a payment under an Award for a Plan Year unless the Participant is employed by the Corporation or a Related Company at all times during the Plan Year.

  (b) The Committee may, in its discretion, authorize payment to a Participant of less than the Participant's maximum Award and may provide that a Participant will not receive any payment with respect to an Award. In exercising its discretion, the Committee shall consider such factors as it considers appropriate. The Committee's decision shall be final and binding upon any person claiming a right to a payment under the Plan.

  (c) Subject to the provisions of Section 5 hereof, payments of Awards shall be wholly in cash, wholly in Shares, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. In the case of Shares, the Committee, in its sole discretion, shall determine whether the Shares shall be subject to restrictions on transfer and/or provisions regarding forfeiture of said Shares.

  (d) All payments of Awards shall be made on a date prescribed by the Committee, unless the Participant has elected to defer payment in accordance with the rules and regulations established by the Committee.

  (e) No fractional Shares shall be issued in connection with Awards under the Plan. The Committee shall determine whether any cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

 7.  LIMITATION ON NUMBER OF SHARES

  (a) Subject to the adjustment provisions of Section 9 hereof and the provisions of subsections (b) and (c) of this Section 7, up to 3,000,000 Shares may be issued under the Plan.

  (b) In addition to the Shares authorized by Section 7(a) hereof, the following Shares may be issued under the Plan:

    (i) If a Participant tenders, or has withheld, Shares in satisfaction of withholding tax obligations under the Plan, the Shares tendered by the Participant or so withheld shall become available for issuance under the Plan.

    (ii) If Shares that are the subject of Awards under the Plan are subsequently forfeited in accordance with the terms of the Award, the forfeited Shares shall immediately become again available for issuance in connection with Awards under the Plan.

    (iii) If the Corporation repurchases any Shares and, in connection therewith, the Board designates that any or all of the repurchased Shares shall be available for issuance under the Plan, those repurchased Shares allocated to the Plan shall become available for issuance in connection with Awards under the Plan.

  (c) Subject to the foregoing provisions of this Section 7, if an Award may be paid only in Shares or in either cash or Shares, Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Shares. However, the Committee may authorize a cash payment under an Award in lieu of Shares if there are insufficient Shares available for issuance under the Plan.

 8.  AMENDMENT OR TERMINATION OF THE PLAN

  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to the provisions of Appendix A hereto and also subject to any requirement for shareholder approval imposed by applicable law. However, the Board may not, without the approval of the Corporation's shareholders, amend the Plan to increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 9 hereof).

  The termination of the Plan shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the Awards. This paragraph applies regardless of whether the termination of the Plan occurs pursuant to Section 1 hereof or pursuant to this Section 8.

 9.  ADJUSTMENT PROVISIONS

  If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Rights Plan, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan and that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in a manner that the Committee deems appropriate to prevent such dilution or enlargement, adjust any or all of

    (a) the number and type of securities that thereafter may be issued under the Plan, and

    (b) the number and type of securities subject to outstanding Awards.

  However, the number of securities subject to any Award denominated in Shares shall always be a whole number.

10.  TERMINATION OF AWARDS UNDER THE PRIOR PLAN

  Effective upon the approval of this Plan by the Corporation's shareholders, no further grants of awards are permitted under the Prior Plan. Awards for the 1997 and subsequent Plan Years shall be governed by this Plan. Shares paid out pursuant to deferrals under the Prior Plan shall be governed by the terms of this Plan.

11.  NO REQUIRED SEGREGATION OF ASSETS

  Neither the Corporation nor any Related Company shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan.

12.  COSTS

  The Committee may require a Participant or beneficiary to bear all or part of the cost of issuing Shares under the Plan.

13.  RIGHT OF DISCHARGE RESERVED

  Neither the Plan nor any Award shall guarantee any Employee continued employment with the Corporation or a Related Company or guarantee the grant of future Awards.

14.  NATURE OF PAYMENTS

  All Awards made pursuant to the Plan are in consideration of services for the Corporation or the Related Companies. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Corporation or any Related Company except as may be determined by the Board or by the board of directors of the applicable Related Company.

15.  MISCELLANEOUS

  The Committee shall determine the extent (if any) to which an Award may be assigned or transferred and shall adopt such rules as it deems necessary regarding tax withholding.

16.  SEVERABILITY

  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

17.  GOVERNING LAW

  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York and construed accordingly.

                                  APPENDIX A
                              TO GTE CORPORATION
                         1997 EXECUTIVE INCENTIVE PLAN

                               CHANGE IN CONTROL

1.  INTRODUCTION

  This Appendix A is a part of and governs the Plan in the event of a Change in Control, and supersedes any conflicting provision in the Plan or an Award.

2.  DEFINITIONS

  The definitions set forth in Section 2 of the Plan apply to this Appendix A. In addition, except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of this Appendix A:

  "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of the Corporation, shall be the Beneficial Owner of securities representing 20% or more of the Voting Power or who or which was such a Beneficial Owner at any time after the date of the Rights Plan, whether or not such Person continues to be the Beneficial Owner of securities representing 20% or more of the Voting Power, but shall not mean

    (i) the Corporation,

    (ii) any Subsidiary,

    (iii) any employee benefit plan of the Corporation or any of its Subsidiaries, or

    (iv) any entity holding securities of the Corporation organized, appointed or established by the Corporation or any of its Subsidiaries for or pursuant to the terms of any such plan;

provided, however, that if

  (a) any New York State law shall be hereinafter promulgated or amended (whether by amendment to the definition of "interested shareholder" as used in Section 505(a)(2)(i) of the New York Business Corporation Law ("NYBCL") or otherwise) to provide that a New York corporation may issue rights or options which include restrictions or conditions of the type set forth in Section 505(a)(2)(i) of the NYBCL relating either

    (1) to a Person holding a percentage (the "Lower Percentage") of the outstanding voting stock of a New York corporation which is lower than 20% or

    (2) to any Person without regard to the percentage of the outstanding voting stock of a New York corporation held by such Person, and

  (b) such law or amendment is applicable to the Corporation,

then an "Acquiring Person" shall be deemed to mean, for all purposes under the Plan as of the effective date of such law or amendment, the Beneficial Owner of securities representing the greater of

    (I) 10% of the Voting Power or

    (II) the Lower Percentage of the Voting Power.

  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

  "Annual Percentage" means, with respect to a Determination Year, a fraction (expressed as a percentage), the numerator of which is the Award earned by a Participant for such Determination Year, and the denominator of which is the annual value of the normal payment under the Plan or the Prior Plan for the Participant's salary level (such annual value and normal payment being those that were in effect under the Plan or the Prior Plan for such Determination Year for the Participant's salary level for such Determination Year).

  "Average Percentage" means the average of a Participant's Annual Percentages for the Determination Years.

  A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

    (a) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

    (b) which such Person or any of such Person's Affiliates or Associates has (i) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the rights granted pursuant to the Rights Plan), warrants or options, or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (ii) if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

    (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), or with which such Person or any of such Person's Affiliates have otherwise formed a group for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii)(A) of subparagraph (b), above) or disposing of any securities of the Corporation.

  "Change in Control" shall occur when and only when the first of the following events occurs-

    (a) an acquisition (other than directly from the Corporation) of securities of the Corporation by any Person, immediately after which such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of the Corporation representing 20% or more of the Voting Power or such lower percentage of the Voting Power that, from time to time, would cause the Person to constitute an Acquiring Person; provided that in determining whether a Change in Control has occurred, the acquisition of securities of the Corporation in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control; or

    (b) three or more directors, whose election or nomination for election is not approved by a majority of the members of the "Incumbent Board" (as defined below) then serving as members of the Board, are elected within any single 12-month period to serve on the Board; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed not to have been approved by a majority of the Incumbent Board for purposes hereof; or

    (c) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; "Incumbent Board" means individuals who, as of January 16, 1997, are members of the Board, provided that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least three-quarters of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

    (d) approval by shareholders of the Corporation of:

      (i) a merger, consolidation or reorganization involving the Corporation, unless

        (A) the shareholders of the Corporation, immediately before the merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization,

        (B) individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the board of directors of the Surviving Corporation, and

        (C) no Person (other than the Corporation or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of securities representing 20% (or such lower percentage the acquisition of which would cause a Change in Control pursuant to subparagraph (a) of this definition of "Change in Control") or more of the Voting Power) has Beneficial Ownership of securities representing 20% (or such lower percentage the acquisition of which would cause a Change in Control pursuant to subparagraph (a) of this definition of "Change in Control") or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

      (ii) a complete liquidation or dissolution of the Corporation; or

      (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

  "Change in Control Provisions" means the provisions of this Appendix A and the provisions of any Award or deferral regulation under the Plan that refer to, or become effective upon, a Change in Control and any rule, regulation, procedure, provision, or determination made or adopted pursuant to the Plan that becomes effective upon the occurrence of a Change in Control.

  "Determination Year" means each of the last three Plan Years under the Plan or the Prior Plan ending before the date on which a Change in Control occurs (or, if less, the number of those three Plan Years during which an Employee was a Participant in the Plan).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

  "Non-Control Acquisition" means an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (a) the Corporation or
(b) any of its Subsidiaries, (2) the Corporation or any of its Subsidiaries or
(3) any Person in connection with a "Non-Control Transaction."

  "Non-Control Transaction" means a transaction described in clauses (A) through (C) of subparagraph (d)(i) of the definition of "Change in Control" in this Appendix A.

  "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust or other entity.

  "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under Exchange Act, as it may be amended from time to time.

  "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

  "Voting Power" means the voting power of all securities of the Corporation then outstanding generally entitled to vote for the election of directors of the Corporation.

3.  EFFECT OF A CHANGE IN CONTROL

  (a) Notwithstanding any contrary terms, conditions or provisions of the Plan or any Award, upon a Change in Control, all then-outstanding Awards (determined on the basis of the assumption that the relevant performance targets have been achieved) shall immediately become nonforfeitable and payable unless otherwise elected by the Participant in accordance with the deferral regulations under the Plan. The amount of the Award to which a Participant shall become entitled upon a Change in Control shall be equal to the Participant's Average Percentage of the annual value (i.e., the dollar amount) of the normal payment under the Plan for the Participant's salary level (such annual value and normal payment being those that are in effect under the Plan immediately before the date on which the Change in Control occurs for the Participant's salary level immediately before the date on which the Change in Control occurs).

  (b) Upon or after a Change in Control, the Committee may not under any circumstances change any determination of the basis on which any previously granted Awards shall be measured or paid or change any other terms, conditions or provisions affecting any previously granted Awards, if the change would reduce or adversely affect the Award or the Target Award or the Participant's rights thereto. This subsection (b) also shall apply before a Change in Control occurs if the change is made at the direct or indirect request or suggestion of a Person who effectuates the Change in Control.

  (c) Without limiting the provisions of Section 3(a) of this Appendix A, the Committee may, in its absolute discretion, include in an Award provisions that the Committee considers to be appropriate to assure fair and equitable treatment of the Participant or a beneficiary in the event of a Change in Control, including, but not limited to, provisions that:

    (i) accelerate time periods for purposes of vesting in, or realizing gain from, any Award, and

    (ii) make adjustments or modifications to an Award that the Committee deems appropriate to maintain and protect the rights and interests of the Participant or a beneficiary following a Change in Control.

Any such action by the Committee shall be conclusive and binding on the Corporation, Participants, beneficiaries and all other parties.

  (d) Notwithstanding the provisions of Section 6 of this Appendix A and
Section 8 of the Plan, upon or after a Change in Control, no direct or indirect alteration, amendment, suspension, termination or discontinuance of the Plan, no establishment or modification of rules, regulations or procedures under the Plan, no interpretation of the Plan or determination under the Plan, and no exercise of authority or discretion vested in the Committee pursuant to the Plan, under any provision of the Plan (collectively or individually, a "Change") shall be made if the Change

    (i) is not required by applicable law or required to preserve an exemption under Rule 16b-3, and

    (ii) would have the effect of:

      (A) eliminating, reducing or otherwise adversely affecting a Participant's, former Participant's or beneficiary's rights with respect to any Award, including without limitation any Award previously deferred and unpaid (including any appreciation thereon or dividend equivalents, interest, or other earnings thereon) in accordance with a deferral election made prior to the Change and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to rules, regulations or procedures in effect on the date immediately preceding the date on which the Change in Control occurs,

      (B) altering the meaning or operation of the Change in Control Provisions, or

      (C) undermining or frustrating the intent of the Change in Control Provisions to secure for Participants, former Participants and beneficiaries the maximum rights and benefits that can be provided under the Plan.

This subsection (d) also shall apply before a Change in Control occurs if the Change is made at the direct or indirect request or suggestion of a Person who effectuates the Change in Control.

  (e) Upon and after a Change in Control, all rights of all Participants, former Participants and beneficiaries under the Plan (including without limitation any rules, regulations or procedures promulgated under the Plan) shall be contractual rights enforceable against the Corporation and any successor to all or substantially all of the Corporation's business or assets.

4.  ENFORCEMENT OF RIGHTS AND CLAIMS

  After the date on which a Change in Control occurs, any Participant, former Participant or beneficiary may apply to the trustee of the GTE Service Corporation Benefits Protection Trust for assistance (which may include without limitation legal counsel and the institution of litigation) in enforcing his rights and pursuing any claims he might have under the terms of the Plan, under any rules, regulations or procedures promulgated thereunder or under an Award. However, any Participant, former Participant or beneficiary who applies for assistance shall be subject to and bound by any limitations and conditions that said trustee may impose.

  No Participant, former Participant or beneficiary shall be required to notify or to seek the assistance of said trustee as a condition of or prerequisite to any other action that might be taken by or on behalf of the Participant, former Participant or beneficiary in order to enforce his rights to pursue his claims under the Plan. The fees, expenses and costs that he may incur in connection with any other action shall not be the responsibility of the GTE Service Corporation Benefits Protection Trust or the trustee thereof.

5.  DURATION

  The Change in Control Provisions shall cease to be effective on July 1, 1998. However, the Change in Control Provisions shall automatically become effective for an additional one-year period beginning on July 1, 1998, and on each anniversary of that date (a "Renewal Date"), unless

    (a) not later than the December 31 immediately preceding any such Renewal Date, the Board adopts a resolution providing that the Change in Control Provisions shall not be renewed upon the next succeeding Renewal Date and

    (b) a Change in Control does not occur prior to such next succeeding Renewal Date.

Notwithstanding any provision hereof to the contrary, if while the Change in Control Provisions are in effect, a Change in Control occurs, the Change in Control Provisions shall be extended so as to remain in effect after the date on which the Change in Control occurs, until such time, if any, as the Plan is terminated in accordance with Section 8 of the Plan.

6.  AMENDMENT

  Notwithstanding any provision of the Plan to the contrary,

    (a) the Change in Control Provisions may be amended, modified or suspended at any time prior to the date on which a Change in Control occurs, but

    (b) except as may be required by law, and except pursuant to the termination of the Plan in accordance with the provisions of Section 8 of the Plan and subject to the provisions of this Appendix A, during the effectiveness of the Change in Control Provisions, the Change in Control Provisions may not in any way be amended, modified, or suspended, directly or indirectly, and

      (i) no other provision of the Plan or the regulations thereunder may be amended, modified, or suspended, directly or indirectly,

      (ii) no rules, regulations or procedures under the Plan may be established or modified,

      (iii) no interpretation of the Plan may be adopted,

      (iv) no determination under the Plan may be made, and

      (v) no authority or discretion vested in the Committee (whether pursuant to the Plan or otherwise) may be exercised,

  in a manner that would alter the meaning or operation of the Change in Control Provisions or that would undermine or frustrate their purposes.

                                                                      EXHIBIT B

                                GTE CORPORATION

                         1997 LONG-TERM INCENTIVE PLAN

 1.  INTRODUCTION AND PURPOSE

  The primary purpose of the Plan is to enable the Corporation to achieve superior financial performance as reflected in the performance of Common Stock and/or other key financial or operating indicators by offering Participants incentives to effect such results.

  The Plan shall become effective upon the approval of the Plan by the Corporation's shareholders at the Corporation's 1997 annual meeting of shareholders. Unless the Plan is terminated earlier in accordance with Section 9 hereof, the Plan shall remain in full force and effect until the close of business on the date of the Corporation's annual meeting of shareholders in the year 2007, at which time the right to grant Awards under the Plan shall terminate automatically unless the shareholders of the Corporation approve an extension or renewal of the Plan.

  Approval of the Plan by the Corporation's shareholders at the Corporation's 1997 annual meeting also shall constitute approval by the shareholders of the Performance Bonuses for the 1995-1997 and 1996-1998 Performance Cycles which were granted effective January 1, 1995, and January 1, 1996 respectively, each of which shall be governed by the Plan following the approval of the Plan by the Corporation's shareholders. Shareholder approval of these Performance Bonuses is designed to allow these Performance Bonuses to qualify for an exemption from the deduction limit imposed by Section 162(m) of the Code.

  The Plan includes Appendix A hereto, which sets forth provisions governing the Plan in the event of a Change in Control and which is hereby incorporated herein by reference.

 2.  DEFINITIONS

  Except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of the Plan:

  "Award" means any award described in Section 5 hereof.

  "Award Agreement" means an agreement entered into between the Corporation and a Participant, in a form determined by the Committee in its sole discretion, setting forth the terms and conditions applicable to the Award granted to the Participant.

  "Board" means the Board of Directors of the Corporation.

  "Change in Control" is defined in Appendix A to the Plan.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

  "Committee" means the Executive Compensation and Organizational Structure Committee of the Board or any other committee designated by the Board to administer the Plan.

  "Common Stock" means the common stock of the Corporation, including both treasury shares and authorized but unissued shares, or any security of the Corporation issued in substitution or exchange therefor or in lieu thereof.

  "Corporation" means GTE Corporation.

  "Cumulative Consolidated Net Income" or "CCNI" means the aggregate of net income reported in the Corporation's annual consolidated financial statements for each of the fiscal years in a Performance Cycle, adjusted to exclude the after-tax effect of (a) losses from business combinations, (b) losses from discontinued operations (including loss on disposal of a line of business or class of customer), (c) losses from changes in accounting principles, (d) extraordinary losses, (e) restructuring charges, and (f) losses from changes in tax law. Items (a) through (f) shall be determined in accordance with generally accepted accounting principles and as disclosed in the Corporation's annual consolidated financial statements.

  "Employee" means an individual who is employed by the Corporation or a Related Company.

  "Fair Market Value" means the average of the high and low sales prices of the Shares, as reported on the composite tape of New York Stock Exchange issues (or any other reporting system selected by the Committee) on the relevant date, or if no sale of Shares is reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of the valuation.

  "Grant Price" means the price per Share at which Shares may be purchased under a stock option and the price per Share used as the base price for measuring the appreciation, if any, under a stock appreciation right. The Grant Price shall not be less than the Fair Market Value of the Shares covered by the stock option or stock appreciation right on the date the option or right is granted.

  "Market Price" means the price at which a Share could be sold on the New York Stock Exchange at the time a stock option or stock appreciation right is exercised.

  "Participant" means an Employee who has been granted an Award pursuant to the Plan.

  "Performance Bonus" means an Award described in Section 5(c) hereof.

  "Performance Cycle" means a period of three consecutive fiscal years of the Corporation or such other period as the Committee may specify. The first Performance Cycle under the Plan shall begin on January 1, 1997. However, performance bonuses granted for the 1995-1997 Performance Cycle and the 1996-1998 Performance Cycle under the Prior Plan shall be administered in accordance with the terms of this Plan. Performance Cycles may overlap with one another.

  "Plan" means the GTE Corporation 1997 Long-Term Incentive Plan, on the date of adoption hereof and as it may be amended from time to time.

  "Prior Plan" means the GTE Corporation 1991 Long-Term Incentive Plan.

  "Related Company" means a corporation, partnership, joint venture or other entity in which the Corporation has an ownership or other proprietary interest of at least ten percent.

  "Rights Plan" means the Rights Agreement, dated as of December 7, 1989, between the Corporation and The First National Bank of Boston (as successor Rights Agent to State Street Bank and Trust Company), as it may be amended from time to time, or any successor thereto.

  "Shares" means shares of Common Stock.

 3.  PARTICIPATION

  Only those Employees designated from time to time by the Committee shall participate in the Plan and receive Awards hereunder.

 4.  ADMINISTRATION

  (a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee shall periodically determine, in its sole discretion, the Employees who shall participate in the Plan and the terms of the Awards to be granted to Participants. All questions of interpretation and administration with respect to the Plan, Awards, and Award Agreements shall be determined by the Committee in its sole and absolute discretion, and its determinations shall be final and binding upon all parties.

  (b) The Committee may delegate its authority under subsection (a), above, to persons other than its members to the extent it deems such action advisable. Any person to whom the Committee has delegated authority under subsection (a), above, may receive Awards only if the Awards are granted directly by the Committee without delegation.

  (c) The Committee may, in its sole discretion, promulgate general regulations and guidelines governing the administration of the Plan and the Awards granted hereunder. The Committee also may establish regulations governing the deferred payment of Awards and may determine that deferred payments shall accrue interest at a rate or rates determined by the Committee and/or that deferred payments shall be deemed to be invested in Share equivalents or other hypothetical investments.

 5.  AWARDS

  The types of Awards described in subsections (a) through (d), below, may be granted or payable under the Plan, singly or in combination or in tandem with other Awards (or with awards under other plans of the Corporation or a Related Company), as the Committee may determine. All Awards shall be in a form determined by the Committee. No Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law.

  The Committee may, from time to time, grant dividend equivalents in respect of Awards.

 (a) Stock Options

  A stock option represents the right to purchase a specified number of Shares, at a fixed Grant Price, during a specified term as the Committee may determine. The term of a stock option shall not exceed ten years from the date as of which the Grant Price is determined.

  The Grant Price shall be payable, at the discretion of the Committee, by the payment of cash, the delivery of Shares, and/or any other means that the Committee determines to be consistent with the Plan's purposes and applicable law.

  The stock options that may be granted under the Plan include (but are not limited to) incentive stock options that comply with the requirements of
Section 422(b) of the Code. Incentive stock options may not be granted under the Plan after December 31, 2006. Incentive stock options may be granted only to Employees who are employed by the Corporation or by a subsidiary corporation (within the meaning of Section 424(f) of the Code), including a subsidiary corporation that becomes such after the adoption of the Plan.

  The Committee also may grant a right to purchase additional Shares to a Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price of a stock option granted under the Plan or upon the surrender of Shares by the Participant in payment of withholding tax liability with respect to such a stock option.

 (b) Stock Appreciation Rights

  A stock appreciation right represents the right, denominated in Shares, to receive, upon surrender of the right (or of both the right and a related option in the case of a tandem right), in whole or in part, but without payment, an amount (payable in Shares, in cash, or a combination thereof as the Committee shall determine) that does not exceed the excess of the Market Price over the Grant Price for the number of Shares for which the stock appreciation right is exercised. The term of a stock appreciation right shall not exceed ten years from the date as of which the Grant Price is determined.

 (c) Performance Bonuses

  The Committee may, from time to time, grant Performance Bonuses to Participants in accordance with the following terms and conditions:

    (i) Each Performance Bonus shall relate to a designated Performance
  Cycle.

    (ii) A Performance Bonus for a Corporation Performance Cycle shall be payable only if the CCNI for the Performance Cycle exceeds $5 billion.

    (iii) The sum of the Performance Bonuses for a single Performance Cycle shall not exceed 3% of the CCNI for the Performance Cycle, disregarding any CCNI in excess of $15 billion (the "Award Pool").

    (iv) Notwithstanding the foregoing, if a Performance Cycle is longer (or shorter) than three years at its inception, the $5 billion and $15 billion amounts in paragraphs (ii) and (iii), above, shall be proportionately increased (or reduced) to reflect the length of the Performance Cycle.

    (v) A Participant's maximum Performance Bonus for a Performance Cycle shall depend on the Participant's annual base salary on the last day of the Performance Cycle in relation to the annual base salary of the other employees of the Corporation and the Related Companies, as determined in accordance with the following table:

                                                                   PERCENTAGE OF
      SALARY POSITION                                               AWARD POOL
      ---------------                                              -------------
      Highest paid................................................     3.50%
      2d & 3d highest paid........................................     2.50%
      4th & 5th highest paid......................................     1.25%
      6th through 25th highest paid...............................      .85%

  If two Participants have the same annual base salary, the Participant with the greater seniority shall be deemed to have the higher annual base salary. If a Participant's base salary does not fall within one of the categories described in the foregoing table, the Participant's maximum Performance Bonus for the Performance Cycle shall be less than .50% of the Award Pool, as determined by the Committee. The total amount of the maximum Performance Bonuses granted for any Award Cycle shall not exceed 100% of the Award Pool for that Performance Cycle.

    (vi) The Committee may reduce, but may not increase, any of the following:

      (A) the maximum Performance Bonus for any Participant, and

      (B) the size of the Award Pool.

  The Committee may authorize payment to a Participant of less than the Participant's maximum Performance Bonus or no bonus at all.

    (vii) Except as provided in paragraph (iv), above, the Committee may increase (but may not reduce) the $5 billion amount in paragraph (ii), above.

    (viii) Performance Bonuses may be paid in cash or in Shares or in any combination thereof.

 (d) Other Stock-Based Awards

  The Committee may, from time to time, grant Awards (other than the Awards described above) under the Plan that consist of or are denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares. These Awards may include Shares and/or hypothetical Shares.

  The Committee may subject these Awards to restrictions on transfer and/or other restrictions on incidents of ownership as the Committee may determine.

  The Committee may grant Awards under this Section 5(d) that do not require the payment of additional consideration by the Participant (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restriction(s) thereon are removed.

  The term of an Award that grants a Participant the right to purchase Shares shall not exceed ten years from the date as of which the purchase price is determined.

 6.  AWARD AGREEMENTS

  An Award may be evidenced by an Award Agreement, the terms of which have been approved by the Committee, setting forth the terms and conditions applicable to the Award, including

    (a) terms and conditions governing the extent (if any) to which the Award may be exercised, paid, assigned or transferred,

    (b) terms and conditions governing the disposition of the Award in the event of retirement, disability, death or other termination of a Participant's employment,

    (c) a provision that a Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date on which the Participant or his nominee becomes the holder of record of such Shares, and

    (d) terms and conditions governing tax withholding.

 7.  PAYMENT OF AWARDS

  (a) All payments of Awards shall be made on a date prescribed by the Committee, unless the Participant has elected to defer payment in accordance with the rules and regulations established by the Committee.

  (b) At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

  (c) No fractional Shares shall be issued in connection with Awards under the Plan. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

  (d) Subject to the provisions of Section 5 hereof, payments of Awards shall be wholly in cash, wholly in Shares, or partly in cash and partly in Shares, as determined by the Committee in its sole discretion. In the case of Shares, the Committee, in its sole discretion, shall determine whether the Shares shall be subject to restrictions on transfer and/or provisions regarding forfeiture of said Shares.

 8.  LIMITATION ON NUMBER OF SHARES

  (a) Subject to the adjustment provisions of Section 10 hereof and the provisions of subsections (b) through (e) of this Section 8, up to 43,000,000 Shares may be issued under the Plan.

  (b) In addition to the Shares authorized by Section 8(a) hereof, the following Shares may be issued under the Plan:

    (i) Shares that are forfeited under the Prior Plan and Shares that are not issued under the Prior Plan because of a payment of cash in lieu of Shares, the cancellation, termination or expiration of awards, and/or other similar events under the Prior Plan shall be available for issuance under this Plan.

    (ii) If a Participant tenders, or has withheld, Shares in payment of all or part of the Grant Price under a stock option granted under the Plan or the Prior Plan, or in satisfaction of withholding tax obligations thereunder, the Shares tendered by the Participant or so withheld shall become available for issuance under the Plan.

    (iii) If Shares that are the issued under the Plan are subsequently forfeited in accordance with the terms of the Award or an Award Agreement, the forfeited Shares shall immediately become available for issuance under the Plan.

    (iv) If the Corporation repurchases any Shares and, in connection therewith, the Board designates that any or all of the repurchased Shares shall be available for issuance under the Plan, those repurchased Shares allocated to the Plan shall become available for issuance under the Plan.

Notwithstanding paragraph (i), above, any Shares that were authorized to be issued under the Prior Plan, but that are not issued or covered by awards under the Prior Plan, shall not be available for issuance under this Plan.

  (c) Subject to the adjustment provisions of Section 10 hereof, not more than 5,000,000 Shares shall be issued under Awards other than stock options and stock appreciation rights, and no more than 15,000,000 Shares shall be issued pursuant to incentive stock options (within the meaning of Section 422(b) of the Code or any successor thereto).

  (d) Subject to the foregoing provisions of this Section 8, if an Award may be paid only in Shares or in either cash or Shares, the Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Shares. However, the Committee may authorize a cash payment under an Award in lieu of Shares if there are insufficient Shares available for issuance under the Plan.

  (e) Subject to the adjustment provisions in Section 10 hereof, an individual Participant may not receive, in any period of five consecutive calendar years, stock options and stock appreciation rights with respect to more than 5% of the number of Shares specified in Section 8(a) hereof.

 9.  AMENDMENT OR TERMINATION OF THE PLAN

  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to the provisions of Appendix A hereto and also subject to any requirement for shareholder approval imposed by applicable law. However, the Board may not, without the approval of the Corporation's shareholders, amend the Plan to

    (a) increase the number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 10 hereof),

    (b) reduce the minimum Grant Price specified by Section 2 hereof, or

    (c) increase the maximum permissible term of any Award specified by
  Section 5 hereof.

  The termination of the Plan shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan, the Awards, and any applicable Award Agreements. This paragraph applies regardless of whether the termination of the Plan occurs pursuant to Section 1 hereof or pursuant to this Section 9.

10.  ADJUSTMENT PROVISIONS

  If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under the Rights Plan, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affects the Shares with respect to which Awards have been or may be issued under the Plan and that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in a manner that the Committee deems appropriate to prevent such dilution or enlargement, adjust any or all of

    (a) the number and type of securities that thereafter may be issued under the Plan,

    (b) the number and type of securities subject to outstanding Awards, and

    (c) the Grant Price, purchase price, or Market Price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

  However, no adjustment shall be authorized with respect to incentive stock options to the extent that the adjustment would cause the options to violate
Section 422(b) of the Code or any successor provision. In addition, the number of securities subject to any Award denominated in Shares shall always be a whole number.

  In the event of an acquisition by the Corporation by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized to cause the Corporation to issue or to assume stock options or stock appreciation rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options or rights for previously issued options or rights or an assumption of previously issued options or rights, but only if and to the extent that the substitution or assumption is consistent with the other provisions of the Plan and with any applicable law.

  Subject to any required action by the Corporation's shareholders, if the Corporation is a party to any merger or consolidation, a Participant holding an outstanding Award valued directly or indirectly by Shares shall be entitled to receive, upon the exercise of the Award, the same per Share consideration on the same terms that a holder of the same number of Shares that are subject to the Award would be entitled to receive pursuant to the merger or consolidation.

11.  TERMINATION OF GRANTS UNDER THE PRIOR PLAN

  Effective upon the approval of this Plan by the Corporation's shareholders, no further grants of options, rights, units or other awards are permitted under the Prior Plan. All grants and awards under the Prior Plan that remain outstanding shall be administered and paid in accordance with the provisions of the Prior Plan, except that the Performance Bonus Awards for the 1995-1997 and 1996-1998 Award Cycles shall be governed by the provisions of this Plan.

12.  NO REQUIRED SEGREGATION OF ASSETS

  Neither the Corporation nor any Related Company shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan.

13.  COSTS

  The Committee may require a Participant or beneficiary to bear all or part of the cost of exercising an Award or issuing Shares under the Plan.

14.  RIGHT OF DISCHARGE RESERVED

  Neither the Plan nor any Award or Award Agreement shall guarantee any Employee continued employment with the Corporation or a Related Company or guarantee the grant of future Awards.

15.  NATURE OF PAYMENTS

  All Awards made pursuant to the Plan are in consideration of services for the Corporation or the Related Companies. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Corporation or any Related Company except as may be determined by the Board or by the board of directors of the applicable Related Company.

16.  SEVERABILITY

  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

17.  GOVERNING LAW

  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York and construed accordingly.

                                  APPENDIX A
                              TO GTE CORPORATION
                         1997 LONG-TERM INCENTIVE PLAN

                               CHANGE IN CONTROL

1.  INTRODUCTION

  This Appendix A is a part of and governs the Plan in the event of a Change in Control, and supersedes any conflicting provision in the Plan, an Award, or an Award Agreement.

2.  DEFINITIONS

  The definitions set forth in Section 2 of the Plan apply to this Appendix A. In addition, except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of this Appendix A:

  "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, without the prior approval of the Corporation, shall be the Beneficial Owner of securities representing 20% or more of the Voting Power or who or which was such a Beneficial Owner at any time after the date of the Rights Plan, whether or not such Person continues to be the Beneficial Owner of securities representing 20% or more of the Voting Power, but shall not mean

    (i) the Corporation,

    (ii) any Subsidiary,

    (iii) any employee benefit plan of the Corporation or any of its Subsidiaries, or

    (iv) any entity holding securities of the Corporation organized, appointed or established by the Corporation or any of its Subsidiaries for or pursuant to the terms of any such plan;

provided, however, that if

  (a) any New York State law shall be hereinafter promulgated or amended (whether by amendment to the definition of "interested shareholder" as used in Section 505(a)(2)(i) of the New York Business Corporation Law ("NYBCL") or otherwise) to provide that a New York corporation may issue rights or options which include restrictions or conditions of the type set forth in Section 505(a)(2)(i) of the NYBCL relating either

    (1) to a Person holding a percentage (the "Lower Percentage") of the outstanding voting stock of a New York corporation which is lower than 20% or

    (2) to any Person without regard to the percentage of the outstanding voting stock of a New York corporation held by such Person, and

  (b) such law or amendment is applicable to the Corporation,

then an "Acquiring Person" shall be deemed to mean, for all purposes under the Plan as of the effective date of such law or amendment, the Beneficial Owner of securities representing the greater of

    (I) 10% of the Voting Power or

    (II) the Lower Percentage of the Voting Power.

  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

  A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

    (a) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

    (b) which such Person or any of such Person's Affiliates or Associates has (i) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the rights granted pursuant to the Rights Plan), warrants or options, or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (ii) if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

    (c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), or with which such Person or any of such Person's Affiliates have otherwise formed a group for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii)(A) of subparagraph (b), above) or disposing of any securities of the Corporation.

  "Change in Control" shall occur when and only when the first of the following events occurs--

    (a) an acquisition (other than directly from the Corporation) of securities of the Corporation by any Person, immediately after which such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of the Corporation representing 20% or more of the Voting Power or such lower percentage of the Voting Power that, from time to time, would cause the Person to constitute an Acquiring Person; provided that in determining whether a Change in Control has occurred, the acquisition of securities of the Corporation in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control; or

    (b) three or more directors, whose election or nomination for election is not approved by a majority of the members of the "Incumbent Board" (as defined below) then serving as members of the Board, are elected within any single 12-month period to serve on the Board; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed not to have been approved by a majority of the Incumbent Board for purposes hereof; or

    (c) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; "Incumbent Board" means individuals who, as of January 16, 1997, are members of the Board, provided that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least three-quarters of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the

  Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

    (d) approval by shareholders of the Corporation of:

      (i) a merger, consolidation or reorganization involving the Corporation, unless

        (A) the shareholders of the Corporation, immediately before the merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization,

        (B) individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the board of directors of the Surviving Corporation, and

        (C) no Person (other than the Corporation or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of securities representing 20% (or such lower percentage the acquisition of which would cause a Change in Control pursuant to subparagraph (a) of this definition of "Change in Control") or more of the Voting Power) has Beneficial Ownership of securities representing 20% (or such lower percentage the acquisition of which would cause a Change in Control pursuant to subparagraph (a) of this definition of "Change in Control") or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

      (ii) a complete liquidation or dissolution of the Corporation; or

      (iii) an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

  "Change in Control Provisions" means the provisions of this Appendix A and the provisions of any Award, Award Agreement, or deferral regulation under the Plan that refer to, or become effective upon, a Change in Control and any rule, regulation, procedure, provision, or determination made or adopted pursuant to the Plan that becomes effective upon the occurrence of a Change in Control.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

  "Non-Control Acquisition" means an acquisition by (l) an employee benefit plan (or a trust forming a part thereof) maintained by (a) the Corporation or
(b) any of its Subsidiaries, (2) the Corporation or any of its Subsidiaries or
(3) any Person in connection with a "Non-Control Transaction."

  "Non-Control Transaction" means a transaction described in clauses (A) through (C) of subparagraph (d)(i) of the definition of "Change in Control" in this Appendix A.

  "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust or other entity.

  "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as it may be amended from time to time.

  "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

  "Target Award" means the amount specified as the target award in an Award or Award Agreement governing a Performance Bonus or other performance-based Award.

  "Voting Power" means the voting power of all securities of the Corporation then outstanding generally entitled to vote for the election of directors of the Corporation.

3.  EFFECT OF A CHANGE IN CONTROL

  (a) Notwithstanding any contrary terms, conditions or provisions of the Plan or any Award or Award Agreement, upon a Change in Control, all then-outstanding stock options and stock appreciation rights shall immediately become exercisable in full, and all then-outstanding Awards (determined, in the case of each Performance Bonus or other performance-based Award, as though the relevant performance targets have been achieved and as though the Target Award will be paid), and the total of all projected dividend equivalents on such then-outstanding Awards, shall immediately become nonforfeitable and payable unless otherwise elected by the Participant in accordance with the deferral regulations under the Plan.

  (b) Upon or after a Change in Control, the Committee may not under any circumstances change any determination of the basis on which any previously granted Awards shall be measured or paid or change any other terms, conditions or provisions affecting any previously granted Awards, if the change would reduce or adversely affect the Award or the Target Award or the Participant's rights thereto. This subsection (b) also shall apply before a Change in Control occurs if the change is made at the direct or indirect request or suggestion of a Person who effectuates the Change in Control.

  (c) Without limiting the provisions of Section 3(a) of this Appendix A, the Committee may, in its absolute discretion, include in an Award or Award Agreement provisions that the Committee considers to be appropriate to assure fair and equitable treatment of the Participant or a beneficiary in the event of a Change in Control, including, but not limited to, provisions that:

    (i) accelerate time periods for purposes of vesting in, or realizing gain from, any Award;

    (ii) offer to purchase any outstanding Award from the Participant for an equivalent cash value as of the date of the Change in Control;

    (iii) grant, to the grantee of a stock option or stock appreciation right, a tandem limited right, exercisable within a limited period following the Change in Control, that entitles the Participant to receive upon exercise a cash payment equal to the difference between the Grant Price and the value of the Shares in respect of which the right is exercised that has been established on, or within a specified period of time preceding, the date on which the Change in Control occurred; and

    (iv) make adjustments or modifications to an Award that the Committee deems appropriate to maintain and protect the rights and interests of the Participant or a beneficiary following a Change in Control.

Any such action by the Committee shall be conclusive and binding on the Corporation, Participants, beneficiaries and all other parties.

  (d) Notwithstanding the provisions of Section 6 of this Appendix A and
Section 9 of the Plan, upon or after a Change in Control, no direct or indirect alteration, amendment, suspension, termination or discontinuance of the Plan, no establishment or modification of rules, regulations or procedures under the Plan, no interpretation of the Plan or determination under the Plan, and no exercise of authority or discretion vested in the Committee pursuant to the Plan, under any provision of the Plan (collectively or individually, a "Change") shall be made if the Change

    (i) is not required by applicable law, or required to preserve an exemption under Rule 16b-3 or to preserve the qualification of incentive stock options under the Code, and

    (ii) would have the effect of:

      (A) eliminating, reducing or otherwise adversely affecting a Participant's, former Participant's or beneficiary's rights with respect to any Award, including without limitation any Award previously deferred and unpaid (including any appreciation thereon or dividend equivalents, interest, or other earnings thereon) in accordance with a deferral election made prior to the Change and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to rules, regulations or procedures in effect on the date immediately preceding the date on which the Change in Control occurs,

      (B) altering the meaning or operation of the Change in Control Provisions, or

      (C) undermining or frustrating the intent of the Change in Control Provisions to secure for Participants, former Participants and beneficiaries the maximum rights and benefits that can be provided under the Plan.

This subsection (d) also shall apply before a Change in Control occurs if the Change is made at the direct or indirect request or suggestion of a Person who effectuates the Change in Control.

  (e) Upon and after the occurrence of a Change in Control, all rights of all Participants, former Participants and beneficiaries under the Plan (including without limitation any rules, regulations or procedures promulgated under the
Plan) shall be contractual rights enforceable against the Corporation and any successor to all or substantially all of the Corporation's business or assets.

4.  ENFORCEMENT OF RIGHTS AND CLAIMS

  After the date on which a Change in Control occurs, any Participant, former Participant or beneficiary may apply to the trustee of the GTE Service Corporation Benefits Protection Trust for assistance (which may include without limitation legal counsel and the institution of litigation) in enforcing his rights and pursuing any claims he might have under the terms of the Plan, under any rules, regulations or procedures promulgated thereunder or under an Award or Award Agreement. However, any Participant, former Participant or beneficiary who applies for assistance shall be subject to and bound by any limitations and conditions that said trustee may impose.

  No Participant, former Participant or beneficiary shall be required to notify or to seek the assistance of said trustee as a condition of or prerequisite to any other action that might be taken by or on behalf of the Participant, former Participant or beneficiary in order to enforce his rights to pursue his claims under the Plan. The fees, expenses and costs that he may incur in connection with any other action shall not be the responsibility of the GTE Service Corporation Benefits Protection Trust or the trustee thereof.

5.  DURATION

  The Change in Control Provisions shall cease to be effective on July 1, 1998. However, the Change in Control Provisions shall automatically become effective for an additional one-year period beginning on July 1, 1998, and on each anniversary of that date (a "Renewal Date"), unless

    (a) not later than the December 31 immediately preceding any such Renewal Date, the Board adopts a resolution providing that the Change in Control Provisions shall not be renewed upon the next succeeding Renewal Date and

    (b) a Change in Control does not occur prior to such next succeeding Renewal Date.

Notwithstanding any provision hereof to the contrary, if while the Change in Control Provisions are in effect, a Change in Control occurs, the Change in Control Provisions shall be extended so as to remain in effect after the date on which the Change in Control occurs, until such time, if any, as the Plan is terminated in accordance with Section 9 of the Plan.

6.  AMENDMENT

  Notwithstanding any provision of the Plan to the contrary,

    (a) the Change in Control Provisions may be amended, modified or suspended at any time prior to the date on which a Change in Control occurs, but

    (b) except as may be required by law, and except pursuant to the termination of the Plan in accordance with the provisions of Section 9 of the Plan and subject to the provisions of this Appendix A, during the effectiveness of the Change in Control Provisions, the Change in Control Provisions may not in any way be amended, modified, or suspended, directly or indirectly, and

      (i) no other provision of the Plan or the regulations thereunder may be amended, modified, or suspended, directly or indirectly,

      (ii) no rules, regulations or procedures under the Plan may be established or modified,

      (iii) no interpretation of the Plan may be adopted,

      (iv) no determination under the Plan may be made, and

      (v) no authority or discretion vested in the Committee (whether pursuant to the Plan or otherwise) may be exercised,

  in a manner that would alter the meaning or operation of the Change in Control Provisions or that would undermine or frustrate their purposes.

LOCATION OF GTE ANNUAL MEETING
------------------------------
Hyatt Regency Tampa
Two Tampa City Center
Tampa, Florida 33602
(813) 225-1234

PARKING FOR THE MEETING
-----------------------
The Florida Aquarium
701 Channelside Drive
Tampa, Florida 33602
(813) 273-4020

Entry to the parking area is on York Street. There will be no charge for parking for GTE shareholders. When you enter the parking area, indicate that you are attending the GTE Annual Meeting.

SHUTTLE SERVICE FROM PARKING
----------------------------
Shuttle service to and from the Annual Meeting will be provided. Shuttles will be available from 12:00 noon to 5:00 pm. The trip to the Annual Meeting will take approximately 10 minutes.

DIRECTIONS TO GTE PARKING
-------------------------

FROM THE TAMPA INTERNATIONAL AIRPORT
 . Follow signs to I-275 North.
 . Take I-275 North to Exit 25 "Downtown East Scott Street -- Arena --
  Aquarium -- Seaport."
 . Take Scott Street and follow Aquarium signs to Jefferson Street.
 . Right on Jefferson -- Go to sixth light (Twiggs Street).
 . Left on Twiggs Street to Channelside Drive.
 . Right on Channelside Drive to York Street.
 . Left on York Street to GTE parking at the Aquarium.

FROM THE NORTH
 . Take I-275 South to Exit 26 "Downtown East-Jefferson Street."
 . At first light (Scott Street) follow Aquarium signs to Jefferson Street. . Follow directions for "FROM THE TAMPA INTERNATIONAL AIRPORT" above.

FROM THE EAST
 . Take I-4 West to 22nd Street "Exit 1, Port of Tampa - Ybor City."
 . Left at second light (21st Street).
 . From 21st Street, right on Palm Avenue
  (second light). Follow Aquarium signs.
 . Left at Nuccio Parkway. Continue to follow signs through two traffic lights.
 . Follow signs directing you to the left.
 . After stop sign, continue following Aquarium signs. Stay to the right to
  Channelside Drive.
 . Take Channelside Drive to York Street.
 . Left on York Street to GTE parking at the Aquarium.

FROM THE SOUTH
 . Take I-75 North to Exit 50 "Crosstown Expressway West."
 . Take Crosstown Expressway West to 22nd Street to Exit 9 "Ybor City
  Historical District."
 . Left on Adamo Drive through two lights (stay in the left lane) to
  Channelside Drive.
 . Left on Channelside Drive to York Street.
 . Left on York Street to GTE parking at the Aquarium.

FROM THE WEST
 . Take I-275 North to Route 92.
 . Right on Route 92 "Gandy Causeway" to Gandy Bridge.
 . Take Gandy Bridge to Crosstown Expressway.
 . Take Crosstown Expressway to Exit 6B "Channelside Drive." . Take Channelside Drive past the Aquarium to York Street. . Right on York Street to GTE parking at the Aquarium.


                          [MAP OF TAMPA APPEARS HERE]


                     [MAP OF DOWNTOWN TAMPA APPEARS HERE]

--------------------------------------------------------------------------------
                               ADMISSION TICKET
--------------------------------------------------------------------------------

                                  [GTE LOGO]
                                GTE CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, APRIL 16, 1996
                               2:00 - 4:00 P.M.

                     DIRECTIONS TO GTE PARKING
                     -------------------------

LOCATION OF MEETING  From the Tampa International   . Follow signs directing you
------------------   Airport                          to the left.
Hyatt Regency Tampa  . Follow sings to --275 North. . After stop sign, continue
Two Tampa City       . Take I-275 North to Exit 25    following Aquarium signs.
  Center               "Downtown East-Scott Street -  Stay to the right to
Tampa, Florida 33602   Arena - Aquarium - Seaport".   Channelside Drive.
(813) 225-1234       . Take Scott Street and follow . Take Channelside Drive to
                       Aquarium signs to Jefferson    York Street.
                       Street.                      . Left on York Street to
                     . Right on Jefferson - Go to     GTE parking at the
PARKING FOR THE        sixth light (Twiggs Street).   Aquarium.
---------------      . Left on Twiggs Street to
  MEETING              Channelside Drive.           From the South
  -------            . Right on Channelside Drive   . Take I-175 North to Exit
The Florida Aquarium   to York Street.  Left on       50 "Crosstown Expressway
701 Channelside        York Street to GTE parking     West."
  Drive                at the Aquarium.             . Take Crosstown Expressway
Tampa, Florida 33602                                  West to 22nd Street to
(813) 273-4020       From the North                   Exit 9 - "Ybor City
                     . Take 1-275 South to Exit 26    Historical District."
Entry to the parking   "Downtown East-Jefferson     . Left on Adamo Drive
is on York Street.     Street".                       through two lights (stay
There will be no     . At first light (Scott          in the left lane) to
charge for parking     Street) follow Aquarium        Channelside Drive.
for GTE shareholders.  signs to Jefferson Street.   . Left on Channelside Drive
When you enter the   . Follow directions for          to York Street.
parking area,          "From the Airport" above.    . Left on York Street to GTE
indicate that you                                     parking at the Aquarium.
are attending the    From the East
GTE Annual Meeting.  . Take I-4 West to 22nd        From the West
                       Street "Exit 1, Port of      . Take I-275 North to Route
                       Tampa - Ybor City."            92.
SHUTTLE SERVICE      . Left at second light         . Right on Route 92 "Gandy
---------------        (21st Street).                 Causeway" to Gandy Bridge.
  FROM PARKING       . From 21st Street, right      . Take Gandy Bridge to
  ------------         on Palm Avenue (second         Crosstown Expressway.
Shuttle service to     light).  Follow Aquarium     . Take Crosstown Expressway
and from the Annual    signs.                          to Exit 68 "Channelside
Meeting will be      . Left at Nuccio Parkway.        Drive."
provided.  Shuttles    Continue to follow signs     . Take Channelside Drive
will be available      through two traffic lights.    past the Aquarium to York
from 12:00 noon to                                    Street.
5:00 pm.  The trip                                  . Right on York Street to
to the Annual                                         GTE parking at the
Meeting will take                                     Aquarium.
approximately 10
minutes.

                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                                                                           PROXY

                                  [GTE LOGO]

                                GTE Corporation


PROXY SOLICITED BY BOARD OF DIRECTORS FOR GTE CORPORATION'S ANNUAL MEETING OF SHAREHOLDERS ON APRIL 16, 1997.

The owner of the shares represented by this proxy hereby appoints Charles R. Lee and Marianne Drost, or either of them, Proxies to vote at GTE Corporation's Annual Meeting of Shareholders on April 16, 1997 and any adjournments or postponements thereof on the matters referred to on the opposite side of this card as well as any other matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares in accordance with the directors' recommendations.


PLEASE SIGN ON THE OPPOSITE SIDE AND RETURN                         SEE OPPOSITE
THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.                            SIDE

--------------------------------------------------------------------------------

                                                    [GTE LOGO]

                                                    GTE Corporation
                                                    One Stamford Forum
                                                    Stamford, Connecticut  06904
                                                    Telephone:  203-965-2000


March 3, 1997

The Annual Meeting of Shareholders of GTE Corporation will be held at 2:00 P.M., Local Time, on Wednesday, April 16, 1997 at the Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida.

The Proxies will vote your shares in accordance with your directions on this card. If you sign and return the card and do not indicate your choices on this card, the Proxies will vote your shares in accordance with the directors' recommendations.

Please fill in the boxes on the proxy card to indicate how your shares should be voted, sign and date your proxy card and return it as soon as possible in the enclosed post paid envelope. If you do not sign and return your proxy card, the Proxies cannot vote your shares at the Annual Meeting.

Please note: If you plan to attend this year's Annual Meeting, you will need to present the admission ticket on the reverse side of this letter. Please detach the proxy card below and mark the box indicating that you plan to attend the Annual Meeting. Please bring the admission ticket which is on the reverse side of this letter with you to the Annual Meeting.

                                                Marianne Drost
                                                Secretary


            PLEASE RETAIN THIS LETTER FOR ADMISSION TO THE MEETING

                         PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------
[X] Please mark
 -  votes as in
    this example.

--------------------------------------------------------------------------------
     GTE'S Directors recommend a vote "FOR" proposals 1 through 4.
--------------------------------------------------------------------------------
1. Election of directors FOR WITHHELD                        FOR AGAINST ABSTAIN
   James R. Barker       [_]   [_]    3. Adopt the GTE 1997  [_]   [_]     [_]
   Robert F. Daniell                     Executive Incentive
   Richard W. Jones                      Plan.
   Michael T. Masin. For all nominees
                     except as noted  4. Adopt the GTE 1997  [_]   [_]     [_]
                     below:              Long-Term Incentive
                                         Plan.
                     ----------------
                       FOR AGAINST ABSTAIN
2. Ratification of     [_]   [_]     [_]
   appointment of
   auditors.

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
       GTE's Directors recommend a vote "AGAINST" proposals 5 through 8.
--------------------------------------------------------------------------------
                                                        FOR AGAINST ABSTAIN
5. Eliminate the staggered electon of directors.        [_]   [_]     [_]

6. Report on foreign military sales.                    [_]   [_]     [_]

7. Redeem the Shareholder Rights Plan.                  [_]   [_]     [_]

8. Limit executives' compensation.                      [_]   [_]     [_]

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                 Please check any of the following that apply.
--------------------------------------------------------------------------------

I plan to attend the Annual Meeting.    [_]  Please change my address.  [_]

Please discontinue duplicate mailings.  [_]  I have commented on reverse
                                             side.                      [_]

--------------------------------------------------------------------------------

Signature _______________ Date ________ Signature _______________ Date _________
Please Sign This Proxy as Name(s) Appear Above and Mail in the Enclosed Envelope
--------------------------------------------------------------------------------

                                                                           PROXY

                                  [GTE LOGO]

                                GTE Corporation
                               One Stamford Forum
                          Stamford, Connecticut 06904
                            Telephone: 203-965-2000


PROXY SOLICITED BY BOARD OF DIRECTORS FOR GTE CORPORATION'S
ANNUAL MEETING OF SHAREHOLDERS ON APRIL 16, 1997

The owner of the shares represented by this proxy hereby appoints Charles R. Lee and Marianne Drost, or either of them, Proxies to vote at GTE Corporation's Annual Meeting of Shareholders on April 16, 1997 and any adjournments or postponements thereof on the matters referred to on the opposite side of this card as well as any other matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares in accordance with the directors' recommendations.

                                Signature _________________ Date _______________

                                Title __________________________________________

                                Signature _________________ Date _______________

                                Title __________________________________________

                                PLEASE SIGN THIS PROXY AS NAME(S) APPEAR

--------------------------------------------------------------------------------

[X] Please mark
 -  votes as in
    this example.

--------------------------------------------------------------------------------
     GTE'S Directors recommend a vote "FOR" proposals 1 through 4.
--------------------------------------------------------------------------------
1. Election of directors FOR WITHHELD                        FOR AGAINST ABSTAIN
   James R. Barker       [_]   [_]    3. Adopt the GTE 1997  [_]   [_]     [_]
   Robert F. Daniell                     Executive Incentive
   Richard W. Jones                      Plan.
   Michael T. Masin. For all nominees
                     except as noted  4. Adopt the GTE 1997  [_]   [_]     [_]
                     below:              Long-Term Incentive
                                         Plan.
                     -----------------------
                       FOR AGAINST ABSTAIN
2. Ratification of     [_]   [_]     [_]
   appointment of
   auditors.


--------------------------------------------------------------------------------
       GTE's Directors recommend a vote "AGAINST" proposals 5 through 8.
--------------------------------------------------------------------------------
                                                        FOR AGAINST ABSTAIN
5. Eliminate the staggered electon of directors.        [_]   [_]     [_]

6. Report on foreign military sales.                    [_]   [_]     [_]

7. Redeem the Shareholder Rights Plan.                  [_]   [_]     [_]

8. Limit executives' compensation.                      [_]   [_]     [_]

--------------------------------------------------------------------------------



PLEASE SIGN ON THE OPPOSITE SIDE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.
--------------------------------------------------------------------------------